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                                                                    EXHIBIT 4.18

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                          ON SEMICONDUCTOR CORPORATION
                    SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

                        12% Senior Secured Notes due 2010

                              --------------------

                                    INDENTURE

                            Dated as of March 3, 2003

                              --------------------

                Wells Fargo Bank Minnesota, National Association,

                                   as Trustee

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                                                                              ii

                               TABLE OF CONTENTS

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                                                     ARTICLE I

                                     DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.....................................................................................   1
SECTION 1.02. Other Definitions..............................................................................   23
SECTION 1.03. Incorporation by Reference of Trust Indenture Act..............................................   24
SECTION 1.04. Rules of Construction..........................................................................   25
SECTION 1.05. Designated Senior Indebtedness; Designation for Purposes of Senior
                      Secured Notes due 2008.................................................................   25

                                                     ARTICLE II

                                                      THE NOTES

SECTION 2.01. Amount of Notes; Issuable in Series............................................................   25
SECTION 2.02. Form and Dating................................................................................   26
SECTION 2.03. Execution and Authentication...................................................................   27
SECTION 2.04. Registrar and Paying Agent.....................................................................   27
SECTION 2.05. Paying Agent to Hold Money in Trust............................................................   28
SECTION 2.06. Holder Lists...................................................................................   28
SECTION 2.07. Transfer and Exchange..........................................................................   28
SECTION 2.08. Replacement Notes..............................................................................   29
SECTION 2.09. Outstanding Notes..............................................................................   29
SECTION 2.10. Temporary Notes................................................................................   30
SECTION 2.11. Cancelation....................................................................................   30
SECTION 2.12. Defaulted Interest.............................................................................   30
SECTION 2.13. CUSIP and "ISIN" Numbers.......................................................................   30
SECTION 2.14. Computation of Interest........................................................................   30

                                                    ARTICLE III

                                                     REDEMPTION

SECTION 3.01. Notices to Trustee.............................................................................   31
SECTION 3.02. Selection of Notes To Be Redeemed..............................................................   31
SECTION 3.03. Notice of Redemption...........................................................................   31
SECTION 3.04. Effect of Notice of Redemption.................................................................   32
SECTION 3.05. Deposit of Redemption Price....................................................................   32
SECTION 3.06. Notes Redeemed in Part.........................................................................   32

                                                     ARTICLE IV

                                                      COVENANTS
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SECTION 4.01. Payment of Notes...............................................................................   32
SECTION 4.02. Commission Reports.............................................................................   33
SECTION 4.03. Limitation on Incurrence of Additional Indebtedness............................................   33
SECTION 4.04. Limitation on Restricted Payments..............................................................   36
SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries.......................   41
SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock.............................................   42
SECTION 4.07. Limitation on Transactions with Affiliates.....................................................   45
SECTION 4.08. Repurchase of Notes at the Option of the Holder Upon a Change of Control.......................   45
SECTION 4.09. Compliance Certificate.........................................................................   47
SECTION 4.10. Further Instruments and Acts...................................................................   47
SECTION 4.11. Additional Note Guarantees and Liens...........................................................   47
SECTION 4.12. Limitation on Lines of Business................................................................   49
SECTION 4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries.................   49
SECTION 4.14. Limitation on Liens............................................................................   50
SECTION 4.15. Sale/Leaseback Transactions....................................................................   50

                                                     ARTICLE V

                                                 SUCCESSOR COMPANY

SECTION 5.01. When Company May Merge or Transfer Assets......................................................   50

                                                     ARTICLE VI

                                          EVENTS OF DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default..............................................................................   52
SECTION 6.02. Acceleration...................................................................................   54
SECTION 6.03. Other Remedies.................................................................................   54
SECTION 6.04. Waiver of Past Defaults........................................................................   55
SECTION 6.05. Control by Majority............................................................................   55
SECTION 6.06. Limitation on Suits............................................................................   55
SECTION 6.07. Rights of Holders to Receive Payment...........................................................   56
SECTION 6.08. Collection Suit by Trustee.....................................................................   56
SECTION 6.09. Trustee May File Proofs of Claim...............................................................   56
SECTION 6.10. Priorities.....................................................................................   56
SECTION 6.11. Undertaking for Costs..........................................................................   56
SECTION 6.12. Waiver of Stay or Extension Laws...............................................................   57

                                                    ARTICLE VII

                                                      TRUSTEE

SECTION 7.01. Duties of Trustee..............................................................................   57
SECTION 7.02. Rights of Trustee..............................................................................   58
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SECTION 7.03. Individual Rights of Trustee...................................................................   59
SECTION 7.04. Trustee's Disclaimer...........................................................................   59
SECTION 7.05. Notice of Defaults.............................................................................   59
SECTION 7.06. Reports by Trustee to Holders..................................................................   59
SECTION 7.07. Compensation and Indemnity.....................................................................   59
SECTION 7.08. Replacement of Trustee.........................................................................   60
SECTION 7.09. Successor Trustee by Merger....................................................................   61
SECTION 7.10. Eligibility; Disqualification..................................................................   61
SECTION 7.11. Preferential Collection of Claims Against the Issuers..........................................   61

                                                    ARTICLE VIII

                                         DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Notes; Defeasance....................................................   62
SECTION 8.02. Conditions to Defeasance.......................................................................   63
SECTION 8.03. Application of Trust Money.....................................................................   64
SECTION 8.04. Repayment to the Issuers.......................................................................   64
SECTION 8.05. Indemnity for Government Obligations...........................................................   64
SECTION 8.06. Reinstatement..................................................................................   64

                                                     ARTICLE IX

                                                     AMENDMENTS

SECTION 9.01. Without Consent of Holders.....................................................................   65
SECTION 9.02. With Consent of Holders........................................................................   66
SECTION 9.03. Compliance with Trust Indenture Act............................................................   67
SECTION 9.04. Revocation and Effect of Consents and Waivers..................................................   67
SECTION 9.05. Notation on or Exchange of Notes...............................................................   67
SECTION 9.06. Trustee to Sign Amendments.....................................................................   67
SECTION 9.07. Payment for Consent............................................................................   68

                                                     ARTICLE X

                                              COLLATERAL AND SECURITY

SECTION 10.01. Security Documents............................................................................   68
SECTION 10.02. Recording and Opinions........................................................................   69
SECTION 10.03. Release of Collateral.........................................................................   69
SECTION 10.04. Certificates and Opinions of Counsel..........................................................   71
SECTION 10.05. Certificates of the Trustee...................................................................   71
SECTION 10.06. Authorization of Actions to Be Taken by the Trustee Under the Security Documents..............   71
SECTION 10.07. Authorization of Receipt of Funds by the Trustee Under the Security
                      Documents and the Collateral Sharing Agreement; Distributions
                      by the Trustee under the Collateral Sharing Agreement and
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                      the Intercreditor Agreement............................................................   72
SECTION 10.08. Termination of Security Interest..............................................................   72
SECTION 10.09. Trustee Serving as Collateral Agent; Amendments or Supplements to,
                      or Replacements of, the Security Documents and the Collateral
                      Sharing Agreement......................................................................   72
SECTION 10.10. Designations..................................................................................   73

                                                     ARTICLE XI

                                                  NOTE GUARANTEES

SECTION 11.01. Note Guarantees...............................................................................   73
SECTION 11.02. Limitation on Liability.......................................................................   75
SECTION 11.03. Releases of Note Guarantees...................................................................   75
SECTION 11.04. Successors and Assigns........................................................................   76
SECTION 11.05. No Waiver.....................................................................................   76
SECTION 11.06. Modification..................................................................................   77
SECTION 11.07. Execution of Supplemental Indenture for Future Guarantors.....................................   77
SECTION 11.08. Non-Impairment................................................................................   77

                                                    ARTICLE XII

                                                   MISCELLANEOUS

SECTION 12.01. Trust Indenture Act Controls..................................................................   77
SECTION 12.02. Notices.......................................................................................   77
SECTION 12.03. Communication by Holders with Other Holders...................................................   78
SECTION 12.04. Certificate and Opinion as to Conditions Precedent............................................   78
SECTION 12.05. Statements Required in Certificate or Opinion.................................................   79
SECTION 12.06. When Notes Disregarded........................................................................   79
SECTION 12.07. Rules by Trustee, Paying Agent and Registrar..................................................   79
SECTION 12.08. Legal Holidays................................................................................   79
SECTION 12.09. GOVERNING LAW.................................................................................   79
SECTION 12.10. No Recourse Against Others....................................................................   80
SECTION 12.11. Successors....................................................................................   80
SECTION 12.12. Multiple Originals............................................................................   80
SECTION 12.13. Table of Contents; Headings...................................................................   80
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Appendix A        - Provisions Relating to Original Notes, Additional Notes,
                    Private Exchange Notes and Exchange Notes

Exhibit A         - Form of Initial Note and Private Exchange Note

Exhibit B         - Form of Exchange Note

Exhibit C         - Form of Supplemental Indenture

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                                    INDENTURE dated as of March 3, 2003, among
                           ON SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company ("SCI LLC" and, together with the Company, the "Issuers"), SCG (MALAYSIA SMP) HOLDING CORPORATION, SCG (CZECH) HOLDING CORPORATION, SCG (CHINA) HOLDING CORPORATION, SEMICONDUCTOR COMPONENTS INDUSTRIES PUERTO RICO, INC., SCG INTERNATIONAL DEVELOPMENT LLC, SEMICONDUCTOR COMPONENTS INDUSTRIES OF RHODE ISLAND, INC. and SEMICONDUCTOR COMPONENTS INDUSTRIES INTERNATIONAL OF RHODE ISLAND, INC., as guarantors (collectively, the "Guarantors"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Issuers' 12% Senior Secured Notes due 2010 issued on the date hereof (the "Original Notes"), (b) any Additional Notes (as defined herein) that may be issued on any Issue Date (all such Notes in clauses (a) and (b) being referred to collectively as the "Initial Notes"), (c) if and when issued as provided in a Registration Rights Agreement (as defined in Appendix A hereto (the "Appendix")), the Issuers' 12% Senior Secured Notes due 2010 (the "Exchange Notes") issued in an Exchange Offer in exchange for any Initial Notes and (d) if and when issued as provided in a Registration Rights Agreement, the Private Exchange Notes (such term and each other term used but not defined herein has the meaning assigned to such term in Sections 1.01 and 1.02; the Private Exchange Notes, together with the Initial Notes and any Exchange Notes issued hereunder, the "Notes") issued in a Private Exchange. On the date hereof, $200,000,000 in aggregate principal amount of Notes will be initially issued. Subject to the conditions and in compliance with the covenants set forth herein, the Issuers may issue an unlimited aggregate principal amount of Additional Notes from time to time.

                                    ARTICLE I

                   Definitions and Incorporation by Reference

                  SECTION 1.01.     Definitions.

                  "Acquired Debt" means, with respect to any specified Person,
(a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

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                  "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Permitted Business.

                  "Additional Interest" means any additional interest payable under a Registration Rights Agreement.

                  "Additional Notes" means any 12% Senior Secured Notes due 2010, issued under the terms of this Indenture subsequent to the Closing Date.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing more than 10% of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Asset Disposition" means any sale, lease (other than an operating lease), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) that have a Fair Market Value in excess of $5.0 million, (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Capital Stock by a Subsidiary to the Company or to a Restricted Subsidiary, (iii) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (iv) a disposition of assets with a Fair Market Value of less than $5.0 million, (v) a Sale/Leaseback Transaction with respect to any assets within 90 days of the acquisition of such assets, (vi) a disposition of Temporary Cash Investments, the proceeds of which are used within five business days to make another Permitted Investment, (vii) a disposition of obsolete, uneconomical, negligible, worn out or surplus property or equipment in the ordinary course of business and the periodic clearance of aged inventory, (viii) any exchange of like-kind property of the type described in Section 1031 of the Code for use in a Permitted Business, (ix) the sale or

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                                                                               3

disposition of any assets or property received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries of any secured Investment or any other transfer of title with respect to any secured Investment in default,
(x) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice, (xi) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and
(xii) a sale of accounts receivable and related assets pursuant to a Receivables Facility. Notwithstanding the foregoing, the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Sections
4.08 and/or 5.01 and not by the provisions of Section 4.06.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended or may be, at the option of the lessor, extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the number of years obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the then outstanding sum of all such payments.

                  "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or SCI LLC whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

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                                                                               4

                  "Capital Stock" of any Person means any and all shares, partnership, membership or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock (but excluding any debt securities convertible into such equity) and any rights to purchase, warrants, options or similar interests with respect to the foregoing.

                  "Cash Management Obligations" means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services in connection with automated clearing house transfers of funds or any similar transactions.

                  "Change of Control" means the occurrence of any of the following events:

                  (a) (i) any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company or SCI LLC, whether as a result of issuance of securities of the Company or SCI LLC, any merger, consolidation, liquidation or dissolution of the Company or SCI LLC, any direct or indirect transfer of securities by any Permitted Holder or otherwise, and (ii) the Permitted Holders "beneficially own" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or SCI LLC, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or the similar governing body of SCI LLC, as the case may be;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company or the similar governing body of SCI LLC, as the case may be (together with any new directors or members of such governing body, as the case may be, whose election by such board of directors of the Company or governing body of SCI LLC, as the case may be, or whose nomination for election by the shareholders of the Company or the members of SCI LLC, as the case may be, was approved by a vote of a majority of the directors of the Company or a majority of the members of the governing body of SCI LLC, as the case may be, then still in office who were either directors or members of such governing body, as the case may be, at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the board of directors of the Company or a majority of the members of the governing body of SCI LLC, as the case may be, then in office;

                  (c) the adoption of a plan relating to the liquidation or dissolution of the Company or SCI LLC (other than a plan with respect to SCI LLC adopted solely for the purpose of reorganizing SCI LLC as a corporation); or

                  (d) the merger or consolidation of the Company or SCI LLC with or into another Person or the merger of another Person with or into the Company or SCI LLC, or the sale of all

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                                                                               5

or substantially all the assets of the Company or SCI LLC to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company or SCI LLC that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or SCI LLC are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee or a Person controlling such surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee or a Person controlling such surviving Person or transferee.

                  "China JV" means the Company's joint venture in Leshan, China.

                  "Closing Date" means the date of this Indenture.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property and assets of any Issuer or Guarantor with respect to which from time to time a Lien is granted as security for the Notes or the Note Guarantees pursuant to the applicable Security Documents.

                  "Collateral Agent" means JPMorgan Chase Bank, in its capacity as collateral agent under the Security Documents and the Collateral Sharing Agreement or any successor thereto, or any Person otherwise designated as the "Collateral Agent" pursuant to the Collateral Sharing Agreement.

                  "Collateral Assignment" means the Collateral Assignment dated August 4, 1999, as amended and restated as of March 3, 2003, between SCI LLC and the Collateral Agent.

                  "Collateral Sharing Agreement" means (a) the Collateral Sharing Agreement dated as of March 3, 2003, among the Collateral Agent, the Trustee and the Issuers, as such agreement may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof and this Indenture and (b) any substantially identical agreement hereafter entered into pursuant to Section 10.09(c).

                  "Commission" means the Securities and Exchange Commission.

                  "Commodity Hedge Obligations" means with respect to any Person any commodity price protection agreement or other commodity price hedging arrangement or other similar agreement or arrangement as to which such Person is party.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such

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                                                                               6

determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (in each case other than Indebtedness Incurred under any revolving credit facility, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case, if such Indebtedness has been permanently repaid and has not been replaced, other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness is permanently reduced, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned any interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (v) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above

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                                                                               7

if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations shall reflect any pro forma expense and cost reductions attributable to such acquisitions, to the extent such expense and cost reduction would be permitted by the Commission to be reflected in pro forma financial statements included in a registration statement filed with the Commission. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company or its Restricted Subsidiaries in such period but not included in such interest expense, without duplication: (a) interest expense attributable to Capitalized Lease Obligations and the imputed interest with respect to Attributable Debt, (b) amortization of debt discount, (c) amortization of debt issuance costs (other than any such costs associated with the Bank Indebtedness, the Initial Notes, the Exchange Notes, the Senior Secured Notes due 2008, the Senior Subordinated Notes or the Junior Subordinated Note), (d) capitalized interest, (e) noncash interest expense other than any noncash interest expense in connection with the Junior Subordinated Note, (f) commissions, discounts and other fees and charges attributable to letters of credit and bankers' acceptance financing, (g) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary, (h) net costs associated with Hedging Obligations (including amortization of fees) (other than any such costs associated with the Bank Indebtedness, the Initial Notes, the Exchange Notes, the Senior Secured Notes due 2008, the Senior Subordinated Notes or the Junior Subordinated Note), (i) dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Restricted Subsidiaries of the Company, to the extent held by Persons other than the Company or another Restricted Subsidiary, other than accumulated but unpaid dividends on the TPG Preferred Stock, (j) interest Incurred in connection with investments in discontinued operations and (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction (including in connection with a Receivables Facility) pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets as contemplated by the definition of "Receivables Facility" shall be included in Consolidated Interest Expense.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that:

               (a) any net income of any Person (other than the Company), if such Person is not a Restricted Subsidiary, shall be excluded from such Consolidated Net Income, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (c) below) and (ii) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

               (b) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded from such Consolidated Net Income;

               (c) any net income (or loss) of any Restricted Subsidiary, to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or is, directly or indirectly, restricted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders or other holders of its equity, shall be excluded from such Consolidated Net Income, except that (i) subject to the limitations contained in clause (d) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

               (d) any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person shall be excluded from such Consolidated Net Income (without regard to abandonments or reserves related thereto);

               (e) any extraordinary gain or loss shall be excluded from such Consolidated Net Income;

               (f) the cumulative effect of a change in accounting principles shall be excluded from such Consolidated Net Income;

               (g) gains or losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded from such Consolidated Net Income;

               (h) only for the purposes of the definition of EBITDA, one-time cash charges recorded in accordance with GAAP resulting from any merger, recapitalization or acquisition transaction shall be excluded from such Consolidated Net Income; and

               (i) the amortization of any premiums, fees or expenses incurred in connection with the Refinancing shall be excluded from such Consolidated Net Income.

                  "Consolidation" means the consolidation of the amounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

                  "Credit Agreement" means the credit agreement dated as of August 4, 1999, as amended and restated as of February 14, 2003, and as subsequently amended, among SCI LLC, the Company, the lenders named therein and JPMorgan Chase Bank, as administrative agent, collateral agent and syndication agent, and Credit Lyonnais New York Branch, Credit Suisse First Boston and Lehman Commercial Paper Inc., as co-documentation agents, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof (except to the extent that any such amendment, supplement, modification, extension, renewal, restatement or refunding would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof.

                  "Credit Agreement Obligations" means (a) all Bank Indebtedness and all other Indebtedness outstanding under one or more of any other First-Lien Credit Facilities that constitutes Permitted Debt or is otherwise permitted under Section 4.03 and that is designated by the Issuers as "Credit Agreement Obligations" for purposes of this Indenture and is secured by a Permitted Lien described in clause (a) or clause (e) of the definition thereof, (b) all other obligations (not constituting Indebtedness) of an Issuer or Guarantor under the Credit Agreement or any such other First-Lien Credit Facility and (c) all other obligations of an Issuer or any Guarantor to a creditor under any First-Lien Credit Facilities in respect of Hedging Obligations, Commodity Hedge Obligations or Cash Management Obligations that are designated by the Issuers to be "Credit Agreement Obligations" for purposes of this Indenture.

                  "Credit Facilities" means one or more debt facilities (including the Credit Agreement) or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, or any debt securities or other form of debt financing (including convertible or exchangeable debt instruments), in each case, as amended, supplemented, modified, extended, renewed, restated or refunded in whole or in part from time to time.

                  "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Discharge of Credit Agreement Obligations" means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the First-Lien Credit Facilities or, with respect to Hedging Obligations, Commodity Hedge Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with such First-Lien Credit Facility, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other Credit Agreement Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of clauses (a), (b) and (c) on or prior to 90 days after the Stated Maturity of the Notes; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Stated Maturity of the Notes shall be deemed Disqualified Stock; provided further, however, that (i) any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to 90 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.06 and 4.08,
(ii) a class of Capital Stock shall not be Disqualified Stock hereunder solely as a result of any maturity or redemption that is conditioned upon, and subject to, compliance with the Section 4.04 and (iii) Capital Stock issued to any plan for the benefit of employees shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

                  "EBITDA" for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated

Net Income: (a) provision for taxes based on income or profits of the Company and its Consolidated Restricted Subsidiaries, (b) Consolidated Interest Expense,
(c) depreciation expense of the Company and its Consolidated Restricted Subsidiaries, (d) amortization expense (including amortization of goodwill and other intangibles) of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), (e) all other noncash expenses or losses of the Company and its Consolidated Restricted Subsidiaries for such period (including but not limited to, such expenses or losses in connection with restructuring activities, whether incurred before or after the Closing Date), determined on a consolidated basis in accordance with GAAP (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), (f) any non-recurring fees, expenses or charges realized by the Company and its Restricted Subsidiaries for such period related to (i) any offering of Capital Stock or Incurrence of Indebtedness permitted to be Incurred under this Indenture, or (ii) during the first six months of 2002, the Profitability Enhancement Programs, provided the fees, expenses and charges referred to in this clause (ii) shall not exceed $20.0 million in the first six months of 2002, and (g) noncash dividends on TPG Preferred Stock; and minus all noncash items increasing Consolidated Net Income of such Person for such Period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or similarly distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained) or is not, directly or indirectly, restricted by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders or other holders of its equity.

                  "Equity Offering" means a primary offering of common stock of the Company, other than public offerings with respect to the Company's common stock registered on Form S-8.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                   "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For all purposes of this Indenture, Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of the Board of Directors.

                  "First-Lien Credit Facilities" means (a) the Credit Facilities provided pursuant to the Credit Agreement and (b) any other Credit Facility that, in the case of both clauses (a) and (b), is secured by a Permitted Lien described in clause (a) or clause (e) of the definition thereof and, except for the Credit Facilities provided pursuant to the Credit Agreement, is designated by the Issuers as a "First-Lien Credit Facility" for the purposes of this Indenture.

                  "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means any Subsidiary that has issued a Note Guarantee.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" means the Person in whose name a Note is registered on the Registrar's books.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing immediately after the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination, without duplication, the following items if and to the extent that any of them (other than items specified under clauses (c), (h), (i) and (j) below) would appear as a liability or, in the case of clause (f) only, Preferred Stock on the balance sheet of such Person, prepared in accordance with GAAP, on such date:

               (a) the principal amount of and premium (if any) in respect of indebtedness of such Person for borrowed money;

               (b) the principal amount of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

               (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto but excluding obligations in respect of letters of credit issued in respect of Trade Payables);

               (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than twelve months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

               (e) all Capitalized Lease Obligations and all Attributable Debt of such Person;

               (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

               (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Persons;

               (h) Hedging Obligations of such Person;

               (i) all obligations of such Person in respect of a Receivables Facility; and

               (j) all obligations of the type referred to in clauses (a) through (i) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above, at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount will be deemed to be the face amount of such Indebtedness less the remaining unaccreted portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Indenture Documents" means (a) this Indenture, the Notes and the Security Documents and (b) any other related document or instrument executed and delivered pursuant to any Indenture Document described in clause (a) of this definition evidencing or governing Obligations.

                  "Intercreditor Agreement" means (a) the intercreditor agreement, dated as of May 6, 2002, among the Issuers, JPMorgan Chase Bank, as credit agent, and Wells Fargo Bank Minnesota, National Association, as trustee for the Senior Secured Notes due 2008, as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, and
(b) any substantially identical agreement hereafter entered into that is not inconsistent with this Indenture and the Collateral Sharing Agreement.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement but excluding commission, travel and similar advances to officers, consultants and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (a) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(i) the Company's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

                  "Issue Date" means the date on which the Original Notes are originally issued.

                  "Junior Subordinated Note" means the 10% junior subordinated note due 2011 issued by SCI LLC on August 4, 1999.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Mortgaged Property" means (a) initially, the parcel of real property located at 5005 East McDowell Road, Phoenix, Arizona 85018 and the improvements thereto owned by SCI LLC and the parcel of real property located at 2000 South County Trail, East Greenwich, Rhode Island 02818 owned by Semiconductor Components Industries of Rhode Island, Inc., and (b) includes each other parcel of real property and the improvements thereto with respect to which a Mortgage is granted pursuant to Section 4.11.

                  "Mortgages" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (a) all direct costs relating to such Asset Disposition, including all legal, title, accounting and investment banking fees, and recording tax expenses, sales and other commissions and other fees and relocation expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, (b) all payments made on any Indebtedness that (i) is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or (ii) must, by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Note Guarantee" means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

                  "Notes" means the Notes issued under this Indenture.

                  "Obligations" means all obligations of the Issuers and the Guarantors under the Indenture, the Notes and the other Indenture Documents, including obligations to the Trustee and the Collateral Agent whether for payment of principal of, interest, including Additional Interest, if any, on the Notes and all other monetary obligations of the Issuers and the Guarantors under the Indenture, the Notes and the other Indenture Documents, whether for fees, expenses, indemnification or otherwise.

                  "Offering Memorandum" means the offering memorandum relating to the issuance of the Original Notes dated February 26, 2003.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company. "Officer" of SCI LLC and of a Guarantor has a correlative meaning.

                  "Officers' Certificate" means a certificate signed by two Officers of each Person issuing such certificate. For the avoidance of doubt, any Officers' Certificate to be delivered by the Issuers pursuant to this Indenture shall be signed by two Officers of each Issuer.

                  "Opinion of Counsel" means a written opinion (subject to customary assumptions and exclusions) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, SCI LLC, a Guarantor or the Trustee.

                  "Permitted Business" means any business engaged in by the Issuers or any Restricted Subsidiary on the Closing Date and any Related Business.

                  "Permitted Holders" means TPG Partners II, L.P. and its Affiliates and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's or SCI LLC's Capital Stock.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary (a) in the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (b) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business; (c) in Temporary Cash Investments; (d) in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (e) in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) in loans or advances to employees made in the ordinary course of business permitted by law and consistent with prudent business practice and not exceeding $5.0 million in the aggregate outstanding at any one time; (g) in stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (h) in any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06 or a transaction not constituting an Asset Disposition by reason of the $1.0 million threshold contained in the definition thereof; (i) that constitutes a Hedging Obligation or commodity hedging arrangement entered into for bona fide hedging purposes of the Company in the ordinary course of business and otherwise in accordance with this Indenture; (j) in securities of any trade creditor or customer received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditor or customer; (k) acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (l) existing as of the Closing Date or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Closing Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Closing Date, of the original Investment so extended, modified or renewed); (m) consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business and otherwise in accordance with this Indenture; (n) in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Facility permitted under Section 4.03; provided that, in the good faith determination of the Board of Directors, such Investment is necessary or advisable to effect such Receivables Facility; (o) consisting of intercompany Indebtedness permitted under Section 4.03; (p) the consideration for which consists solely of shares of common stock of the Company; and (q) so long as no Default shall have occurred and be continuing (or result therefrom), in any Person engaged in a Permitted Business having an aggregate Fair Market Value (measured on the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (q) that are at the time outstanding (and measured on the date made and without giving effect to subsequent changes in value), not to exceed $15.0 million.

                  "Permitted Liens" means any of the following Liens: (a) Liens upon any property of any Issuer or Restricted Subsidiary securing any Indebtedness permitted under Section 4.03(b)(i) or 4.03(b)(xiv) hereof and all other obligations of any Issuer or Restricted Subsidiary in respect of such Indebtedness not constituting Indebtedness; (b) Liens securing the Notes and the Note Guarantees (not including any Additional Notes); (c) Liens in favor of the Company or any Restricted Subsidiary; (d) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with or acquired by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with or acquired by the Company or the Restricted Subsidiary; (e) Liens to secure Indebtedness existing at the time of a consolidation or merger of another Person with or into the Company; provided that (i) such consolidation or merger is permitted under Section 5.01, (ii) such Indebtedness is not Incurred in connection with or in contemplation of such consolidation or merger, (iii) the granting of such Liens is required by the terms of such Indebtedness as a result of such consolidation or merger and (iv) such other Person is not an affiliate of the Company; (f) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition; (g) Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted under Section 4.03(b)(x) hereof covering only the assets acquired with such Indebtedness or additions or improvements to such assets; (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (i) Liens incurred in the ordinary course of business including judgment and attachment liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed in the aggregate $25.0 million at any one time outstanding and that are not incurred in connection with the borrowing of money or the obtaining of advances of credit (other than trade credit in the ordinary course of business, not evidenced by a note and not past due); (j) Liens in favor of the Trustee; (k) Liens incurred in connection with Refinancing Indebtedness, but only if such Liens extend to no more assets than the Liens securing the Indebtedness being refinanced; (l) Liens securing Hedging Obligations; (m) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens (including contractual landlords liens) arising in the ordinary course of business and with respect to amounts not yet delinquent by more than 30 days or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (n) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (o) Liens to secure Indebtedness of any Restricted Subsidiary that is a Foreign Subsidiary; provided that such Indebtedness is used by such Restricted Subsidiary to finance operations of such Foreign Subsidiary outside the United States; (p) easements, zoning restrictions, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries; (q) Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (r) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and the property relating to such letters of credit and products and proceeds thereof; (s) any interest or title of a lessor in the property subject to any lease or arising from filing UCC financing statements regarding leases; (t) judgment Liens in respect of judgments that do not constitute an Event of Default; (u) Liens existing on the date hereof; (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligation of a like nature incurred in the ordinary course of business; (w) Liens securing obligations in respect of Cash Management Obligations; (x) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located; (y) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (z) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole; (aa) Liens in connection with a Receivables Facility incurred in compliance with Sections 4.03(b)(i) and 4.03(b)(ii) hereof; (bb) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights; (cc) Liens on the assets of the China JV securing Indebtedness incurred in compliance with Section 4.03 hereof; (dd) Liens securing the Senior Secured Notes due 2008 and the Guarantees in respect thereof; provided that such Liens are junior to the Liens securing the Notes and the Note Guarantees; and (ee) Liens that secure Indebtedness permitted to be Incurred under Section 4.03; provided that
(i) the grantor has granted or concurrently grants a first-priority Lien upon the property subject to such Lien as security for the Notes and the Note Guarantees and (ii) the Liens in respect of such Indebtedness are junior to the Liens securing the Notes and the Note Guarantees.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Pledge Agreement" means the Pledge Agreement dated August 4, 1999, as amended and restated as of March 3, 2003, among the Issuers, the Grantors (as defined therein) and the Collateral Agent.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "Profitability Enhancement Programs" mean the Profitability Enhancement Programs described in the Offering Memorandum.

                  "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of all or a portion of such asset, including additions and improvements; provided, however, that such Indebtedness is Incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset or the relevant addition or improvement.

                  "Qualified Proceeds" means any of the following or any combination of the following: (a) cash, (b) Temporary Cash Investments, (c) the Fair Market Value of assets that are used or useful in the Permitted Business and (d) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Company or any Restricted Subsidiary of the Company of such Capital Stock, (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary.

                  "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary pursuant to arrangements customary in the industry.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" shall have a correlative meaning.

                  "Refinancing" means the Company's offering and sale of the Original Notes and the application of the proceeds therefrom as described in the Offering Memorandum.

                  "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that (a) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (b) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (c) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, (d) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced, and (e) if the Indebtedness (other than any Indebtedness permitted to be Incurred under Section 4.03(b)(i) or 4.03(b)(xiv)) being Refinanced is secured with Liens junior to the Liens securing the Notes and the Note Guarantees, any Liens securing such Refinancing Indebtedness are junior to the Liens securing the Notes and the Note Guarantees; provided further, however, that Refinancing Indebtedness shall not include (i) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Related Business" means any business related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Closing Date.

                  "Restricted Subsidiary" means any Subsidiary of the Company (including SCI LLC) other than an Unrestricted Subsidiary.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly-Owned Subsidiary or between Wholly-Owned Subsidiaries.

                  "SCI LLC" means Semiconductor Components Industries, LLC until a successor replaces it and, thereafter, means the successor.

                  "Securities Act" means the Securities Act of 1933.

                  "Security Agreement" means the Security Agreement dated August 4, 1999, as amended and restated as of March 3, 2003, among the Issuers, the Grantors (as defined therein) and the Collateral Agent.

                  "Security Documents" means (a) the Security Agreement, the Pledge Agreement, the Collateral Assignment, the Mortgages and any other document or instrument pursuant to which a Lien is granted by any Issuer or any Guarantor to secure any Obligations or under which rights or remedies with respect to such Lien are governed, as such agreements may be amended, modified or supplemented from time to time and
(b) substantially identical agreements hereafter entered into pursuant to
Section 10.09(c). Prior to the Discharge of Credit Agreement Obligations, the "Security Documents" will mean the Security Documents among the Issuers, the Guarantors and the Collateral Agent, as such agreements may be amended, modified or supplemented from time to time in accordance with their terms, this Indenture and the Collateral Sharing Agreement.

                  "Senior Secured Notes due 2008" means the $300.0 million aggregate principal amount of 12% senior secured notes due 2008 issued by the Company and SCI LLC on May 6, 2002 and the exchange notes issued or to be issued in exchange therefor.

                  "Senior Subordinated Notes" means the 12% senior subordinated notes due 2009 issued by the Company and SCI LLC on July 28, 1999 and the exchange notes issued in exchange therefor.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement. "Subordinated Indebtedness" of SCI LLC or a Guarantor has a correlative meaning.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person. Notwithstanding the foregoing, with respect to the Company, the term "Subsidiary" also shall include the following Persons:
Tesla Sezam, a.s., Terosil, a.s. and Leshan-Phoenix Semiconductor Co. Ltd, so long as the Company directly or indirectly owns more than 50% of the Voting Stock or economic interests of such Person.

                  "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing not more than one year from the date of acquisition thereof, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with a bank or trust company that is organized under the laws of the United States of America, any state thereof (including any foreign branch of any of the foregoing) or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above or clause (e) below entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America having at the time as of which any investment therein is made one of the two highest ratings obtainable from either Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any foreign government or any state, commonwealth or territory or by any political subdivision or taxing authority thereof, and, in each case, having one of the two highest ratings obtainable from either S&P or Moody's; and
(f) investments in funds investing exclusively in investments of the types described in clauses (a) and (e) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Closing Date.

                  "TPG Preferred Stock" means the preferred stock issued on September 7, 2001, and additional shares of such series issued thereafter.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any vice president, assistant vice president or trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled at the time to vote in the election of directors, managers or trustees thereof.

                  "Wholly-Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                  SECTION 1.02. Other Definitions. The following terms have the definitions set forth in the Sections listed below.

                                             Defined in
Term                                          Section
----                                         ----------
"Affiliate Transaction"...................    4.07(a)
"Appendix"................................    Preamble
"Bankruptcy Law"..........................    6.01
"Change of Control Offer".................    4.08(b)
"covenant defeasance option"..............    8.01(b)
"Custodian"...............................    6.01
"Definitive Notes"........................    Appendix
"Event of Default"........................    6.01
"Excess Proceeds".........................    4.06(b)
"Exchange Offer"..........................    Appendix
"Exchange Notes"..........................    Preamble
"Global Notes"............................    Appendix
"Guaranteed Obligations"..................    11.01
"incorporated provision"..................    12.01

                                             Defined in
Term                                          Section
----                                         ----------
"Initial Notes"...........................    Preamble
"legal defeasance option".................    8.01(b)
"Legal Holiday"...........................    12.08
"Notes"...................................    Preamble
"Notes Custodian".........................    Appendix
"Notice of Default".......................    6.01
"Offer"...................................    4.06(b)
"Offer Amount"............................    4.06(c)(ii)
"Offer Period"............................    4.06(c)(ii)
"Original Notes"..........................    Preamble
"Paying Agent"............................    2.04
"Permitted Debt"..........................    4.03(b)
"Private Exchange"........................    Appendix
"Private Exchange Notes"..................    Appendix
"protected purchaser".....................    2.08
"Purchase Date"...........................    4.06(c)(i)
"Registrar"...............................    2.04
"Registration Rights Agreement"...........    Appendix
"Required Information"....................    4.02
"Restricted Payment"......................    4.04(a)
"Successor Company".......................    5.01(a)

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the Commission.

                  "indenture securities" means the Notes and the Note
Guarantees.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company, the Guarantors and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                  (g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                  SECTION 1.05. Designated Senior Indebtedness; Designation for Purposes of Senior Secured Notes due 2008. (a) For purposes of the indenture that governs the Senior Subordinated Notes, the Notes shall constitute Designated Senior Indebtedness (as such term is defined in such indenture).

                          (b) For purposes of the indenture governing the
Senior Secured Notes due 2008 and the Intercreditor Agreement, the Issuers hereby designate the Notes and the Note Guarantees as a "First-Lien Credit Facility" (as such term is defined in the Intercreditor Agreement) and any Obligations as "Credit Agreement Obligations" (as such term is defined in the Intercreditor Agreement).

                                   ARTICLE II

                                   The Notes

                  SECTION 2.01. Amount of Notes; Issuable in Series. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. All Notes of any one series shall be substantially identical except as to denomination.

                  With respect to any Additional Notes issued after the Closing Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 4.06, 4.08 or the Appendix), there shall be (a)
established in or pursuant to a resolution of the Board of Directors and (b) (i) set forth or determined in the manner provided in an Officer's Certificate or
(ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

                  (1) whether such Additional Notes shall be issued as part of a new or existing series of Notes and the title of such Additional Notes (which shall distinguish the Additional Notes of the series from Notes of any other series);

                  (2) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;

                  (3) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; provided, however, that Additional Notes may be issued only if they are fungible with the other Notes issued under this Indenture for U.S. federal income tax purposes;

                  (4) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in
         Section 2.3 of the Appendix in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof; and

                  (5) if applicable, that such Additional Notes shall not be issued in the form of Initial Notes as set forth in Exhibit A, but shall be issued in the form of Exchange Notes as set forth in Exhibit B.

                  If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.

                  SECTION 2.02. Form and Dating. Provisions relating to the Original Notes, the Additional Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Notes and the Trustee's certificate of authentication, (b) Private Exchange Notes and the Trustee's certificate of authentication and (c) any Additional Notes (if issued as Transfer Restricted Notes) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and any Additional Notes issued other than as Transfer Restricted Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock

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                                                                              27

exchange rule, agreements to which the Issuers or any Guarantor are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

                  SECTION 2.03. Execution and Authentication. One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Notes as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuers. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. Registrar and Paying Agent. (a) The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuers initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Notes and (ii) the Notes Custodian with respect to the Global Notes.

                  (b) The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any of their domestically organized Wholly-Owned Subsidiaries may act as Paying Agent or Registrar.

                  (c) The Issuers may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee.

                  SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due date of the principal of and interest, including Additional Interest, if any, on any Note, the Issuers shall deposit with the Paying Agent (or if either of the Issuers or a Subsidiary of the Issuers is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes, shall notify the Trustee of any default by the Issuers in making any such payment. If either of the Issuers or a Subsidiary of the Issuers acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with the Appendix. When a
Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar's request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

                  Prior to the due presentation for registration of transfer of any Note, the Issuers, the Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, any Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

                  Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

                  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuers or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof.

                  Every replacement Note is an additional obligation of the Issuers.

                  Upon the issuance of any replacement Note under this Section 2.08, the Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection therewith.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

                  SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 12.06, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers hold the Note.

                  If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest, including Additional Interest, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuers, without charge to the Holder.

                  SECTION 2.11. Cancelation. The Issuers at any time may deliver Notes to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuers pursuant to written direction by an Officer. The Issuers may not issue new Notes to replace Notes either of them has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

                  SECTION 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.13. CUSIP and ISIN Numbers. The Issuers in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.14. Computation of Interest. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

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                                                                              31

                                  ARTICLE III

                                   Redemption

                  SECTION 3.01. Notices to Trustee. If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, they shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

                  The Issuers shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuers to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

                  SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuers shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (i) the redemption date;

                  (ii) the redemption price and the amount of accrued interest to the redemption date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

                  (vi) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (vii) the CUSIP or ISIN number, if any, printed on the Notes being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

                  (b) At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, including Additional Interest, if any, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the related interest payment date, the accrued interest and Additional Interest, if any, shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05.     Deposit of Redemption Price. Prior to
10:00 a.m. on the redemption date, the Issuers shall deposit with the Paying Agent (or, if either of the Issuers or a Subsidiary of the Issuers is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, including Additional Interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancelation. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, including Additional Interest, if any, on the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. The Paying Agent shall promptly return to the Issuers upon their written request any money deposited with the Paying Agent by the Issuers that is in excess of the amounts necessary to pay the redemption price of and accrued interest, including Additional Interest, if any, on all Notes to be redeemed.

                  SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE IV

                                   Covenants

                  SECTION 4.01. Payment of Notes. The Issuers shall promptly pay the principal of and interest, including Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest, including Additional Interest,

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                                                                              33

if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 4.02. Commission Reports. If at any time the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the Commission (or would be required to file with the Commission), copies of its annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act (collectively, the "Required Information"); provided, however, that if any of the Required Information is filed with the Commission, the Company shall only be required to provide the Trustee copies of such Required Information. In addition, the Company shall furnish to the Trustee, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also shall comply with the other provisions of TIA Section 314(a).

                  SECTION 4.03. Limitation on Incurrence of Additional Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company, SCI LLC or any Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2.25:1.

                  (b) Notwithstanding Section 4.03(a), the Company and, to the extent specified, its Restricted Subsidiaries may Incur the following Indebtedness (collectively, the "Permitted Debt"):

                  (i) Bank Indebtedness of the Company, SCI LLC or any Guarantor, any Receivables Facility, any Indebtedness of the Company, SCI LLC or any Guarantor under any First-Lien Credit Facilities and any Additional Notes in an aggregate principal amount not to exceed $732.2 million less the lesser of (A) the sum of, without duplication, (x) the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness and (y) the aggregate net cash proceeds received by the Company from the issuance of the Original Notes (excluding any Additional Notes Incurred pursuant to this clause (i) of this paragraph (b)) outstanding and (B) $332.2 million;

                  (ii) Indebtedness in respect of a Receivables Facility in an aggregate principal amount not to exceed the lesser of (1) the amount of all prepayments of principal applied to permanently reduce Indebtedness under Section 4.03(b)(i) and (2) $100.0 million;

                  (iii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (1) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company or SCI LLC is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and (3) if a Guarantor is the obligor, such Indebtedness is subordinated in right of payment to the Note Guarantee of such Guarantor;

                  (iv) Indebtedness represented by the Senior Secured Notes due 2008, the Guarantees of the Senior Secured Notes due 2008, the Senior Subordinated Notes, the Guarantees of the Senior Subordinated Notes, the Junior Subordinated Note, the Notes (not including any Additional Notes), the Note Guarantees, the Exchange Notes, Guarantees of the Exchange Notes and any replacement Notes issued pursuant to this Indenture;

                  (v) Indebtedness outstanding on the Closing Date (other than the Indebtedness described in clause (ii), (iii) or (iv) of this
         Section 4.03(b));

                  (vi) Indebtedness consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in Section 4.03(a) and in clauses (iv), (v), (vi), (vii), (x) and (xiii) of this
         Section 4.03(b);

                  (vii) Indebtedness consisting of Guarantees of (1) any Indebtedness permitted under Section 4.03(a), so long as the Person providing the Guarantee is a Guarantor or (2) any Indebtedness permitted under this Section 4.03(b);

                  (viii) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of worker's compensation claims, self-insurance obligations, performance bonds, bankers' acceptances, letters of credit, surety, appeal or similar bonds and completion guarantees provided by the Company and the Restricted Subsidiaries in the ordinary course of their business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers' compensation claims, or the Incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, such obligations are reimbursed within 30 days following such drawing or Incurrence;

                  (ix) Indebtedness under Interest Rate Agreements and Currency Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business;

                  (x) Purchase Money Indebtedness, mortgage financings and Capitalized Lease Obligations, in each case Incurred by the Company, SCI LLC or any Restricted Subsidiary for the purpose of financing all or any part of the purchase price or cost of construction improvement of property, plant or equipment used in a Permitted Business, and in an aggregate principal amount not in excess of $25.0 million at any one time outstanding.

                  (xi) Indebtedness of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

                  (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary; provided that (1) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition and (2) such Indebtedness is not reflected in the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (2));

                  (xiii) Indebtedness of the Company or any of its Restricted Subsidiaries that is Acquired Debt in an aggregate principal amount at any time outstanding not to exceed $25.0 million; and

                  (xiv) Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(a) or any other clause of Section 4.03(b)) of the Company or any Restricted Subsidiary in an aggregate principal amount (or accreted value, as applicable) on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xiv) and then outstanding, shall not exceed $50.0 million, of which up to $25.0 million may be Incurred by Restricted Subsidiaries that are not Guarantors.

                  (c) Notwithstanding the foregoing, neither the Company nor SCI LLC shall Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness of such Person in reliance on Section 4.04(b)(ii) unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Indebtedness.

                  (d) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining compliance with this Section 4.03, (i) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Closing Date shall be treated as Incurred pursuant to Section 4.03(b)(i), (ii) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this
Section 4.03 permitting such Indebtedness, (iii) in the event that

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                                                                              36

Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses and (iv) the aggregate amount of any Indebtedness Guaranteed pursuant to Section 4.03(b)(vii) will be included in the calculation of Indebtedness, but the corresponding amount of the Guarantee will not be so included.

                  (e) Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.03.

                  (f) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that (i) the U.S. dollar-equivalent principal amount of any such Indebtedness outstanding or committed on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, and (ii) if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

                  (g) The Company will not, and will not permit SCI LLC to, make any amendment to the Senior Secured Notes due 2008, the Senior Subordinated Notes or the Junior Subordinated Note which (i) makes either the Senior Subordinated Notes or the Junior Subordinated Note subordinated in right of payment to the Notes to a lesser extent than on the Closing Date or (ii) results or could result in any cash payment of principal, premium or interest in respect of any of the Senior Secured Notes due 2008, the Senior Subordinated Notes or the Junior Subordinated Note becoming due at any time prior to the date such payment would have been required in accordance with the terms of each of the Senior Secured Notes due 2008, the Senior Subordinated Notes or the Junior Subordinated Note as in effect on the Closing Date.

                  SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of the Company's or any Restricted Subsidiary's Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or similar payment to the direct or indirect holders of its Capital Stock except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the

Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, other than the making of a Permitted Investment, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Indebtedness or Senior Secured Notes due 2008 (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness or Senior Secured Notes due 2008 purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition),
(iv) make any Investment (other than a Permitted Investment) in any Person or
(v) make or pay any interest or other distribution on the Junior Subordinated Note except interest or other distributions payable solely in Capital Stock (other than Disqualified Stock) or additional Junior Subordinated Notes (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment described in and not excluded from clauses
(i) through (v) of this Section 4.04(a) being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing (or would result therefrom);

                  (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the Closing Date would exceed the sum of, without duplication:

                  (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter for which internal financial statements are available ending prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                  (B) the aggregate Qualified Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries);

                  (C) 100% of the aggregate Qualified Proceeds received by the Company from the issuance or sale of debt securities of the Company or Disqualified Stock of the Company that after the Closing Date have been converted into or exchanged for Capital Stock

         (other than Disqualified Stock) of the Company (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries (less the amount of any cash or the Fair Market Value of any property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); provided, however, that no amount will be included in this clause (C) to the extent it is already included in Consolidated Net Income;

                  (D) in the case of any Investment by the Company or any Restricted Subsidiary (other than any Permitted Investment) made after the Closing Date, the disposition of such Investment by, or repayment of such Investment to, the Company or a Restricted Subsidiary or the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from such Investment, an aggregate amount equal to the lesser of (x) the aggregate amount of such Investment treated as a Restricted Payment pursuant to clause (iv) above and (y) the aggregate amount in cash received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution; provided, however, that no amount will be included in this clause (D) to the extent it is already included in Consolidated Net Income;

                  (E) in the event the Company or any Restricted Subsidiary makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Company's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment pursuant to clause (iv) above; provided, however, that such Person is engaged in a Permitted Business; and

                  (F) the amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and treated as a Restricted Payment pursuant to clause (iv) above.

                  (b) The provisions of Section 4.04(a) shall not prohibit:

                  (i) any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, other Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of its employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust owed to the Company or any of its Subsidiaries or Indebtedness Guaranteed by the Company or any of its Subsidiaries); provided, however, that (1) such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the Senior Secured Notes due 2008 or Subordinated Indebtedness of the Company or any Restricted Subsidiary, other than the Junior Subordinated Note, made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness that is permitted to be Incurred pursuant to
         Section 4.03(b)(vi); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                  (iii) the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or any Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.03; provided, however, that such repurchase, redemption or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                  (iv) any purchase or redemption of the Senior Secured Notes due 2008 or Subordinated Indebtedness from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                  (v) upon the occurrence of a Change of Control, any purchase of Senior Secured Notes due 2008 required pursuant to the terms thereof as a result of such Change of Control at a purchase price not to exceed 101% of the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, that prior to or concurrently with consummating any such purchase, the Company has made the Change of Control Offer required pursuant to Section 4.08 and has purchased all Notes validly tendered in such Change of Control Offer; and provided further, however, that such purchase will be included in the calculation of the amount of Restricted Payments;

                  (vi) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.08 (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Indebtedness required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, that (1) at the time of such purchase, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), (2) the Company would be able to Incur at least $1.00 of additional Indebtedness under Section 4.03 (a) above after giving pro forma effect to such

         Restricted Payment and (3) such purchase or redemption shall be included in the calculation of the amount of Restricted Payments;

                  (vii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.04(a); provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments (without duplication for declaration);

                  (viii) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases shall not exceed $2.0 million in any calendar year; provided further, however, that such repurchases, redemptions and other acquisitions or retirements for value shall be excluded from the calculation of the amount of Restricted Payments;

                  (ix) the declaration and payment of any dividend (or the making of any similar distribution or redemption) to the holders of any class or series of Disqualified Stock of the Company, or SCI LLC or a Guarantor issued or Incurred after the Closing Date in accordance with
         Section 4.03; provided that no Default or Event of Default shall have occurred and be continuing immediately after making such declaration or payment; and provided further, that such payment will be excluded from the calculation of the amount of Restricted Payments;

                  (x) cash payments in lieu of fractional shares issuable as dividends on Preferred Stock of the Company or any of its Restricted Subsidiaries; provided that such cash payments shall not exceed $20,000 in the aggregate in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such cash payments; and provided further, that such cash payments will be excluded from the calculation of the amount of Restricted Payments;

                  (xi) the optional redemption of up to 35% of the Senior Secured Notes due 2008 with the Net Cash Proceeds of one or more Equity Offerings by the Company provided that (1) such redemption is made at a redemption price of 112.0% and otherwise in compliance with indenture governing the Senior Secured Notes due 2008 and (2) prior to or concurrently with any such redemption, the Company has redeemed 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of such Equity Offerings at the price set forth in, and otherwise in compliance with, the second paragraph of paragraph 5 of the Notes; provided, however, that (1) such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds applied to purchase Senior Secured Notes due 2008 in accordance with this clause (xi) shall be excluded from the calculation of the amounts under Section 4.04(a)(3)(B) above; and

                  (xii) other restricted Payments in an aggregate amount not to exceed $20.0 million.

                  SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (b) make any loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its property or assets to the Company or any of its Restricted Subsidiaries, except:

                  (i) any encumbrance or restriction pursuant to applicable law, regulation, order or an agreement in effect at or entered into on the Closing Date;

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (c) (i) or (c) (ii) of this Section
         4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (c)(i) or (c)(ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and restrictions contained in any agreement or amendment relating to such Refinancing are no less favorable to the Holders than the encumbrances and restrictions contained in the agreements relating to the Indebtedness so Refinanced;

                  (iv) any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or (2) that is contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

                  (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (vi) contracts for the sale of assets containing customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

                  (vii) agreements for the sale of assets containing customary restrictions with respect to such assets;

                  (viii) restrictions relating to the common stock of Unrestricted Subsidiaries or Persons other than Subsidiaries;

                  (ix) encumbrances or restrictions existing under or by reason of provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

                  (x) encumbrances or restrictions existing under or by reason of restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

                  (xi) any encumbrance or restriction existing under or by reason of a Receivables Facility or other contractual requirements of a Receivables Facility permitted pursuant to Section 4.03; provided that such restrictions apply only to such Receivables Facility.

                  SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition and (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or other Qualified Proceeds (provided that the aggregate Fair Market Value of Qualified Proceeds (other than cash and Temporary Cash Investments) shall not exceed $10.0 million since the Closing Date).

                  Within 365 days after the receipt of any Net Available Cash from such Asset Disposition, the Company or such Restricted Subsidiary may apply an amount equal to 100% of the Net Available Cash from such Asset Disposition
(w) to repay or cash collateralize any Credit Agreement Obligations or the Notes, to repay Indebtedness of the Company or any of its Restricted Subsidiaries secured by assets not in the Collateral, or to repay any Indebtedness of any Restricted Subsidiary that is not a Guarantor; (x) to acquire all or substantially all of the assets of another Permitted Business;
(y) to make a capital expenditure; or (z) to acquire other long-term assets that are used or useful in the Permitted Business; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (x) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  For the purposes of clause (a)(ii) of this Section 4.06 only, the following are deemed to be cash: (A) the assumption of any liabilities (as shown on the Company's or a Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) pursuant to a customary novation agreement that releases the

Company or such Restricted Subsidiary from further liability in connection with such Asset Disposition and (B) any securities or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by the Company or such Restricted Subsidiary into cash.

                  Pending the final application of any Net Available Cash, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Cash in any manner that is not prohibited by this Indenture.

                  (b) Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 4.06(a) shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuers shall make an Asset Disposition offer (the "Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu in right of payment with the Notes (other than the Senior Secured Notes due 2008) containing provisions similar to those set forth in Section 4.06(c) with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Offer shall be equal to 100% of principal amount plus accrued and unpaid interest, including Additional Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Offer, the Issuers may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis; provided, however, that the Issuers shall not be obligated to purchase Notes in denominations other than integral multiples of $1,000 principal amount at maturity. Upon completion of each Offer, the amount of Excess Proceeds shall be reset at zero.

                  (c) (i) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the address referred to in clause (iii).

                    (ii) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a) and (b). Not later than one Business Day before the Purchase Date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount with written instructions for investment in Temporary Cash Investments and to be held for payment in accordance with the provisions of this
Section 4.06. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancelation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Notes (and such other pari passu Indebtedness) tendered, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

                    (iii) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or Notes which were delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note or Notes purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes and any such other pari passu Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and such other pari passu Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered

                    (iv) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                    (v) The Issuers shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Disposition provisions of this Indenture, the Issuers shall comply in all material respects with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Asset Disposition provisions of this Indenture by virtue of such conflict

                  SECTION 4.07.     Limitation on Transactions with Affiliates.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such Affiliate Transaction is on terms (i) that are no less favorable (other than in immaterial respects) to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in comparable arm's-length dealings with a Person who is not such an Affiliate, (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $5.0 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) that, in the event that such Affiliate Transaction involves an amount in excess of $15.0 million, have been determined by a nationally recognized appraisal or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to officers, employees, consultants and directors of the Company pursuant to plans approved by the Board of Directors and the payment of amounts or the issuance of securities pursuant thereto, (iv) loans or advances to employees in the ordinary course of business permitted by law and consistent with prudent business practice, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees, compensation or employee benefit arrangements to and any indemnity provided for the benefit of directors, officers, consultants or employees of the Company or any Restricted Subsidiary in the ordinary course of business, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) the payment of management, consulting and advisory fees to TPG Partners II, L.P. or its Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures, in an amount not to exceed $2.0 million in any calendar year and any related out-of-pocket expenses, (viii) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors or the senior management of the Company or its Restricted Subsidiaries, as applicable or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, or
(ix) any transaction effected in connection with a Receivables Facility permitted under Section 4.03.

                  SECTION 4.08. Repurchase of Notes at the Option of the Holder Upon a Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Issuers repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such

Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the terms contemplated in Section 4.08(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuers shall not be obligated to purchase the Notes pursuant to this Section 4.08 in the event that they have exercised their right to redeem all the Notes under paragraph 5 of the Notes. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, SCI LLC shall (i) repay in full all Bank Indebtedness or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 4.08(b).

                  (b) Within 30 days following any Change of Control (except as provided in the proviso to the first sentence of Section 4.08(a)), the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

                  (i) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date);

                  (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

                  (iii) the repurchase date (which shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable laws, rules and regulations) nor later than 60 days from the date such notice is mailed); and

                  (iv) the instructions determined by the Issuers, consistent with this Section 4.08, that a Holder must follow in order to have its Notes purchased.

                  (c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (d) On the purchase date, all Notes purchased by the Company under this Section 4.08 shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price plus accrued and unpaid interest, including Additional Interest, if any, to the Holders entitled thereto.

                  (e) Notwithstanding the foregoing provisions of this Section 4.08, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (f) In connection with any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

                  (g) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture relating to Change of Control Offers, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

                  SECTION 4.09. Compliance Certificate. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with Section 314(a)(4) of the TIA.

                  SECTION 4.10. Further Instruments and Acts. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.11. Additional Note Guarantees and Liens. If (x) any Domestic Subsidiary shall, after the date hereof, become a guarantor of (i) any Credit Agreement Obligations, (ii) so long as any Senior Secured Notes due 2008 are outstanding, the Senior Secured Notes due 2008, (iii) so long as any Senior Subordinated Notes are outstanding, the Senior Subordinated Notes or (iv) any other obligations, or (y) any Foreign Subsidiary shall, after the date hereof, become a guarantor of any of the Indebtedness of the Company or any Domestic Subsidiary, and the aggregate principal amount of Indebtedness of the Company and its Domestic Subsidiaries guaranteed by all Foreign Subsidiaries exceeds $25.0 million, then the Issuers shall, at the time, cause such Subsidiary to (a) execute a Guarantee of the obligations of the Issuers under the Notes substantially in the form set forth in Exhibit C hereto, (b) if such Subsidiary grants any Lien upon any of its assets and property as security for
(i) any Credit Agreement Obligations, (ii) so long as any Senior Secured Notes due 2008 are outstanding, the Senior Secured Notes due 2008, (iii) so long as any Senior Subordinated Notes are outstanding, the Senior Subordinated Notes, or
(iv) any other obligations (other than, in the case of this clause (iv), Permitted Liens), such Subsidiary shall concurrently grant a first-priority Lien upon such assets and property as security for the Notes, the Note Guarantees and any other Obligations and execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially the same terms as the Security Documents and in a form reasonably satisfactory to the Trustee, that grants the Collateral Agent a first-priority Lien upon such assets and property for the benefit of the Holders that is equal and ratable with any other first-priority Liens upon such assets and property and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee or Collateral Agent may reasonably request to create such first-priority Lien, all at the expense of the Issuers, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith and (c) deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Guarantee and any such Security Documents, as the case may be, are valid, binding and enforceable obligations of such Subsidiary, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

                  From and after the date of this Indenture, if any Issuer or any Guarantor creates any initial or additional Lien upon any of its assets and property to secure (i) any Credit Agreement Obligations, (ii) so long as any Senior Secured Notes due 2008 are outstanding, the Senior Secured Notes due 2008, (iii) so long as any Senior Subordinated Notes are outstanding, the Senior Subordinated Notes or (iv) any other obligations (other than, in the case of this clause (iv), Permitted Liens), it shall concurrently grant a first-priority Lien upon such assets and property as security for the Notes, the Note Guarantees and any other Obligations and execute any and all further Security Documents, financing statements, agreements and instruments, upon substantially the same terms as the Security Documents and in a form reasonably satisfactory to the Trustee, that grant the Collateral Agent a first-priority Lien upon such assets and property for the benefit of the Holders that is equal and ratable with any other first-priority Liens upon such assets and property and take all such actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents) that may be required under any applicable law, or which the Trustee or Collateral Agent may reasonably request to create such first-priority Lien, all at the expense of the Issuers, including all reasonable fees and expenses of counsel incurred by the Trustee in connection therewith and deliver to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, that such Security Documents are valid, binding and enforceable obligations of such Issuer or Guarantor, as the case may be, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles.

                  In addition, the Issuers shall, with respect to each parcel of real property in the United States owned or leased by any Issuer or Guarantor that secures (i) any Credit Agreement Obligations, (ii) so long as any Senior Secured Notes due 2008 are outstanding, the Senior Secured Notes due 2008, (iii) so long as the Senior Subordinated Notes are outstanding, the Senior Subordinated Notes or (iv) any other obligations (other than, in the case of this clause (iv), Permitted Liens), deliver to the Collateral Agent, for the benefit of or addressed to the Trustee or the Collateral Agent, as applicable, the following:

                  (a) a fully executed, acknowledged, and recorded Mortgage that secures the Notes, the Note Guarantees and any other Obligations on a first-priority basis that is equal and ratable with any other first-priority Mortgages on such real property, subject to the terms of the Collateral Sharing Agreement if the Discharge of Credit Agreement Obligations has not occurred;

                  (b) an opinion of local counsel reasonably acceptable to the Initial Purchasers, in the case of Mortgaged Property referred to in clause (a) of the definition of Mortgaged Property, and the Trustee;

                  (c) a fully-paid title insurance policy with no exceptions other than (i) Permitted Liens, (ii) the Lien on such property securing Credit Agreement Obligations and (iii) other changes reasonably acceptable to the Initial Purchasers, in the case of Mortgaged Property referred to in clause (a) of the definition of Mortgaged Property, and the Trustee;

                  (d) with respect to Mortgaged Property referred to in clause
         (b) of the definition of Mortgaged Property, the most recent survey of each property together with either (i) an updated survey certification from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Issuers stating that there has been no change, other than, in each case, changes reasonably acceptable to the Trustee, in the facts depicted in the survey; and

                  (e) such other related deliveries and deliverables as the Trustee and, in the case of Mortgaged Property referred to in clause
         (a) of the definition of Mortgaged Property, the Initial Purchasers shall reasonably require.

                  The Issuers shall provide each of the foregoing described in clauses (a) through (e) above at their own expense and shall pay all reasonable fees and expenses of counsel incurred by the Trustee in connection with each of the foregoing.

                  Any such Lien (including any Mortgage) granted in favor of the Holders shall be subject to (i) if a Lien also is granted in favor of the holders of Credit Agreement Obligations, the Collateral Sharing Agreement and
(ii) if a Lien also is granted in favor of the Senior Secured Notes due 2008, the terms of the Intercreditor Agreement. In all other cases, the Issuers, such Subsidiary, the Trustee and the agent for the holders of any other obligations secured by a Lien on such property shall enter into a customary collateral sharing or intercreditor agreement setting forth the respective rights of the Holders and the holders of such other obligations.

                  Each Note Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Note Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 4.12. Limitation on Lines of Business. The Company shall not, and shall not permit any Restricted Subsidiary (other than a Receivables Subsidiary) to, engage in any business, other than a Permitted Business.

                  SECTION 4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except: (a) to the Company or another Restricted Subsidiary;
(b) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Restricted Subsidiaries own any Capital Stock of such Restricted Subsidiary; (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section
4.04 if made on the date of such issuance, sale or other disposition; (d) directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary; or (e) in the case of a Restricted Subsidiary other than a wholly-owned Restricted Subsidiary, the issuance by that Restricted Subsidiary of Capital Stock on a pro rata basis to the Company and its Restricted Subsidiaries, on the one hand, and minority shareholders of the Restricted Subsidiary, on the other hand (or on less than a pro rata basis to any minority shareholder if the minority holder does not acquire its pro rata amount), so long as the Company or another Restricted Subsidiary owns and controls at least the same percentage of the Voting Stock of, and economic interest in, such Restricted Subsidiary as prior to such issuance. The cash proceeds of any sale of Capital Stock permitted under clauses (b) and (c) shall be treated as Net Available Cash from an Asset Disposition and shall be applied in accordance with Section 4.06.

                  SECTION 4.14. Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired by the Company or its Restricted Subsidiaries, except Permitted Liens.

                  SECTION 4.15. Sale/Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback transaction if: (a) the Company or that Restricted Subsidiary, as applicable, could have Incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale/Leaseback Transaction under Section 4.03 hereof; (b) the gross cash proceeds of the Sale/Leaseback Transaction are at least equal to the fair market value (in the case of gross cash proceeds in excess of $5.0 million as determined in good faith by the Board of Directors and set forth in the Officers' Certificate delivered to the Trustee), of the property that is the subject of that Sale/Leaseback Transaction; and (c) the transfer of assets in that Sale/Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.06 hereof.

                                   ARTICLE V

                               Successor Company

                  SECTION 5.01.     When Company May Merge or Transfer Assets.
(a) The Company and SCI LLC each shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation or, subject to the proviso below, a partnership or a limited liability company, in each case organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or SCI LLC, as the case may be) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company or SCI LLC, as the case may be under the Notes and this Indenture; provided, however, that at all times, at least one Issuer must be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and

                  (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company or SCI LLC, as the case may be, under this Indenture.

                  (b) The Company shall not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) in the case of any Guarantor that is a Domestic Subsidiary, the resulting, surviving or transferee Person will be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Guarantor under its Note Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided, however, that the foregoing shall not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any Person if the resulting, surviving or transferee Person will not be a Subsidiary of the Company and the other terms of this Indenture, including Section 4.06, are complied with.

                  (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or SCI LLC; (ii) the Company may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction to realize tax or other benefits; (iii) nothing herein shall limit any conveyance, transfer or lease of assets between or among any of the Company, SCI LLC and the Guarantors; and (iv) the foregoing clause (a)(iii) of this Section 5.01 shall not prohibit (1) a merger between the Company and a Person that owns all of the Capital Stock of the Company created solely for the purpose of holding the Capital Stock of the Company or (2) a merger between SCI LLC and a Person that owns all of the Capital Stock of SCI LLC created solely for the purpose of holding the Capital Stock of SCI LLC; provided, however, that the other terms of Section 5.01(a) are complied with.

                                   ARTICLE VI

                                Events of Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (a) the Company, SCI LLC or any Guarantor defaults in any payment of interest on any Note or in any payment of Additional Interest with respect thereto, and such default continues for a period of 30 days;

                  (b) the Company, SCI LLC or any Guarantor (i) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

                  (c) the Company, SCI LLC or any Guarantor fails to comply with
Section 5.01;

                  (d) the Company, SCI LLC or any Guarantor fails to comply with
Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 or 4.15
(other than a failure to purchase Notes when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

                  (e) the Company, SCI LLC or any Guarantor fails to comply with any of its agreements in the Notes or this Indenture, any Note Guarantee, any Security Document or the Collateral Sharing Agreement (other than those referred to in (a), (b), (c) or (d) above) and such failure continues for 60 days after the notice specified below;

                  (f) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million or its foreign currency equivalent at the time and such failure continues for 10 days after the notice specified below;

                  (g) the Company, SCI LLC or any other Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case;

                  (ii) consents to the entry of an order for relief against it in an involuntary case;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) or takes any comparable action under any foreign laws relating to insolvency;

                  (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company, SCI LLC or any other Significant Subsidiary in an involuntary case;

                  (ii) appoints a Custodian of the Company, SCI LLC or any other Significant Subsidiary or for any substantial part of its property; or

                  (iii) orders the winding up or liquidation of the Company, SCI LLC or any other Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (i) with respect to any judgment or decree for the payment of money in excess of $25.0 million or its foreign currency equivalent against the Company or any Restricted Subsidiary (i) an enforcement proceeding is commenced thereon by any creditor if such judgment or decree is final and nonappealable and the Company or such Restricted Subsidiary, as applicable, fails to stay such proceeding within 10 days thereafter or (ii) the Company or such Restricted Subsidiary, as applicable, fails to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days following the entry of such judgment or decree without being paid, discharged, waived or stayed; or

                  (j) (i) except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary or any Security Document or any security interest granted thereby shall be held in any judicial proceeding to be unenforceable or invalid, or shall cease for any reason to be in full force and effect and such default continues for 10 days after written notice, or (ii) any Issuer or Guarantor that is a Significant Subsidiary, or any Person acting on behalf of such Significant Subsidiary, shall deny or disaffirm its obligations under any Note Guarantee or Security Document.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (d), (e), (f) or (j) above is not an Event of Default until the Trustee notifies the Issuers or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuers and the Trustee of the Default and the Issuers or the relevant Guarantor, as applicable, do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clauses (c), (d), (e), (f), (i) or (j), its status and what action the Issuers are taking or propose to take with respect thereto.

                  SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(g) or (h) with respect to the Company or SCI LLC) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes, by notice to the Issuers, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(g) or (h) with respect to the Company or SCI LLC occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  (b) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(f), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any such Indebtedness have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such acceleration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive on behalf of the Holders of all of the Notes an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

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                                                                              56

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest, including Additional Interest, on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuers, any Subsidiary or Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, and any Additional Interest, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, including any Additional Interest, respectively; and

                  THIRD: to the Issuers.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuers a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit,

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                                                                              57

having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

                  SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuers nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                    Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (iv) No provision of this Indenture shall require the Trustee to expend or risk its

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                                                                              58

         own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Note Guarantee or the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (i) or (j) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section
12.02 hereof from the Issuers, any Guarantor or any Holder.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a trust officer. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with May 15, 2004, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with
Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuers agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services hereunder as the Issuers and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. Each of the Issuers and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof;

provided, however, that any failure so to notify the Issuers shall not relieve the Issuers or any Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers' expense in the defense. The Trustee may have separate counsel and the Issuers and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuers and the Guarantors shall not be required to pay such fees and expenses if they assume the Trustee's defense and, in the reasonable judgment of the Trustee's outside counsel, there is no conflict of interest between the Issuers and the Guarantors, on the one hand, and the Trustee, on the other hand, in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through its own wilful misconduct, negligence or bad faith.

                  To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and Additional Interest, if any, on particular Notes.

                  The Issuers' payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or (h) with respect to the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuers. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its

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                                                                              61

succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

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                                                                              62

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

                  SECTION 8.01.     Discharge of Liability on Notes; Defeasance.
(a) Subject to Section 8.01(c), when (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancelation or (ii) all outstanding Notes not previously delivered for cancelation have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Issuers irrevocably deposit with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Notes replaced or paid pursuant to Section 2.08) and Additional Interest, if any, and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

                  (b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (i) all of their obligations under the Notes and this Indenture ("legal defeasance option") and (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12, 4.13, 4.14 or 4.15 and the
operation of Section 5.01(a)(iii), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) and 6.01(i) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Notes and this Indenture by exercising their legal defeasance option, the obligations under the Note Guarantees shall each be terminated simultaneously with the termination of such obligations.

                  If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(d), 6.01(e), 6.01(f), 6.01(g) (with respect to Significant Subsidiaries of the Company only), 6.01(h) (with respect to Significant Subsidiaries of the Company only) or 6.01(i) or because of the failure of the Company or SCI LLC to comply with Section 5.01(a)(iii).

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

                  (c) Notwithstanding the provisions of Sections 8.01(a) and 8.01(b), the Issuers' obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 7.07, 7.08 and in this Article 8 shall

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                                                                             63

survive until the Notes have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. (a) The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

                  (i) the Issuers irrevocably deposit in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date and Additional Interest, if any;

                  (ii) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                  (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.01(g) or (h) with respect to the Issuers occurs which is continuing at the end of the period;

                  (iv) the deposit does not constitute a default under any other agreement binding on the Issuers;

                  (v) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that
         (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (viii) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of

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                                                                              64

         Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

                  (b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

                  SECTION 8.04. Repayment to the Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any money or U.S. Government Obligations held by either of them as provided in this
Article 8 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

                  SECTION 8.05. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Issuers have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

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                                                                              65

                                   ARTICLE IX

                                   Amendments

                  SECTION 9.01. Without Consent of Holders. (a) The Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the Collateral Sharing Agreement or the Security Documents without notice to or consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii) to comply with Article 5;

                  (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                  (iv) to add additional Note Guarantees with respect to the Notes;

                  (v) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers;

                  (vi) to make any change that does not adversely affect the rights of any Holder, subject to the provisions of this Indenture;

                  (vii) to provide for the issuance of the Exchange Notes, Private Exchange Notes or Additional Notes, which shall have terms substantially identical in all material respects to the Original Notes (except that the transfer restrictions contained in the Original Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Original Notes, as a single issue of securities;

                  (viii) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

                  (ix) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Security Documents; or

                  (x) prior to the Discharge of Credit Agreement Obligations, to give effect to any amendment, waiver or consent in respect of any Security Document or the Collateral Sharing Agreement that does not materially affect the rights of the Holders.

                  The Issuers shall also be entitled to releases of the Collateral or the Note Guarantees as described in Sections 10.03 and 11.03 hereof. If the Issuers wish under other circumstances to obtain an amendment or waiver or seek a consent under the Collateral Sharing Agreement, any Security Document or Note Guarantee that otherwise would require the consent of the Holders of a majority in principal amount of the Notes then outstanding, the Issuers may mail a written notice of their request to the Trustee and the Holders, specifying the amendment,

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                                                                              66

waiver or consent, the reason it is being sought and any other information requested for the Holders to reasonably consider such matter. If the Issuers do not receive written objections from Holders of at least 25% in aggregate principal amount of the Notes within 20 Business Days after such mailing, such amendment, waiver or consent shall be deemed granted; provided, however, that if such amendment, waiver or consent is requested prior to the Discharge of Credit Agreement Obligations, such amendment, waiver or consent shall not be inconsistent with the terms of the Collateral Sharing Agreement. If the Issuers receive such objections, then they shall not be entitled to effect such amendment or waiver, and such consent shall not be effective, unless the Issuers obtain the consent of the Holders of a majority in outstanding principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

                  (b) After an amendment under this Section becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

                  SECTION 9.02. With Consent of Holders. (a) The Issuers, the Guarantors and the Trustee may amend this Indenture, the Notes, the Note Guarantees, the Collateral Sharing Agreement or the Security Documents without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment may not:

                  (i) reduce the amount of Notes whose Holders must consent to an amendment;

                  (ii) reduce the rate of or extend the time for payment of interest or any Additional Interest on any Note;

                  (iii) reduce the principal of or extend the Stated Maturity of any Note;

                  (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

                  (v) make any Note payable in money other than that stated in the Note;

                  (vi) impair the right of any Holder to receive payment of principal of, and interest, including Additional Interest, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

                  (viii) modify the Note Guarantees in any manner adverse to the Holders.

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                                                                              67

                  The consent of the Holders under this Section 9.02 shall not be necessary to approve the particular form of any proposed amendment. It shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 9.02 becomes effective, the Issuers shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Issuers certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

                  (b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably

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                                                                              68

satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuers and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                  SECTION 9.07. Payment for Consent. Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                            Collateral and Security

                  SECTION 10.01. Security Documents. The due and punctual payment of the principal of and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Interest, if any, on the Notes and performance of all other Obligations of the Issuers and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which define the terms of the Liens that secure the Obligations and provide that the Liens granted thereunder secure the Obligations on a first-priority basis equally and ratably with all Credit Agreement Obligations, subject to the terms of the Collateral Sharing Agreement. Each Holder, by its acceptance of a Note, consents and agrees to all of the terms of the Security Documents and the Collateral Sharing Agreement (including the provisions providing for the exercise of remedies and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Trustee to enter into the Security Documents and the Collateral Sharing Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents and the Collateral Sharing Agreement, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Trustee the Liens upon the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Obligations secured hereby, according to the intent and purposes herein expressed. The Issuers shall take, and shall cause their Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Issuers and the Guarantors hereunder, a valid and enforceable perfected first-priority Lien on all the Collateral, in favor of the Collateral Agent for the ratable benefit of the Holders, after the Discharge of Credit Agreement Obligations, and if the Discharge of Credit Agreement Obligations has not occurred, for the ratable benefit of the Secured Parties (as defined in the Collateral Sharing

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                                                                              69

Agreement), equal in priority (subject to Permitted Liens) to any and all Liens at any time granted upon the Collateral to secure Credit Agreement Obligations or any other first-priority Liens. The Trustee and the Issuers hereby acknowledge and agree that the Collateral Agent holds the Collateral for the ratable benefit of the Holders and the Trustee and the other Secured Parties (as defined in the Collateral Sharing Agreement) pursuant to the terms of the Security Documents and subject to the terms of the Collateral Sharing Agreement.

                  SECTION 10.02. Recording and Opinions. (a) The Issuers will furnish to the Trustee on May 15 in each year beginning with May 15, 2004, an Opinion of Counsel, which may be rendered by internal counsel to the Issuers, dated as of such date, either:

                  (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain and perfect the Lien of the Security Documents and reciting with respect to the Liens on the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve, perfect and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and the rights of the Holders, the Trustee and the Collateral Agent under the Security Documents and the Collateral Sharing Agreement with respect to the Liens on the Collateral; or

                  (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien and assignment.

                  (b) The Issuers will otherwise comply with the provisions of TIA Section 314(b).

                  SECTION 10.03. Release of Collateral. (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Collateral Sharing Agreement, or as provided hereby. Whether prior to or after the Discharge of Credit Agreement Obligations, upon the request of the Issuers pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Issuers and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

                  (i) (A) if the aggregate principal amount of all Credit Agreement Obligations outstanding, after giving effect to such release and any transactions related thereto, is equal to or exceeds the aggregate principal amount of the Notes then outstanding, if all other Liens on that asset securing Credit Agreement Obligations (including all commitments thereunder) then secured by that asset are released, provided that the Senior Secured Notes due 2008 are not secured by a Lien on that asset; or (B) if the aggregate

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                                                                              70

         principal amount of all Credit Agreement Obligations then outstanding is less than the aggregate principal amount of Notes then outstanding, if all other Liens on that asset securing Credit Agreement Obligations (including all commitments thereunder) then secured by that asset are released, provided that (1) the release is not made as direct or indirect consideration for any prior, concurrent or contemplated repayment, prepayment, refinancing or reduction in commitments under the Credit Agreement Obligations and (2) the Senior Secured Notes due 2008 are not secured by a Lien on that asset;

                  (ii) if such asset is sold, transferred, leased or otherwise disposed of in a transaction that is permitted or not prohibited by
         (a) the "asset sale" covenant of the Credit Agreement and (b) Section 4.06;

                  (iii) to enable the Issuers or any Guarantor to consummate any sale, lease, conveyance or other disposition of any assets or rights permitted or not prohibited under Section 4.06;

                  (iv) if the Issuers provide substitute collateral with at least an equivalent fair value, as determined in good faith by the Board of Directors;

                  (v) in respect of assets subject to a permitted purchase money lien;

                  (vi) if all of the stock of any Subsidiary of the Company that is pledged to the Collateral Agent is released or if any Subsidiary that is a Note Guarantor is released from its Note Guarantee (in each case, in accordance with the terms of this Indenture and the Security Documents), such Subsidiary's assets will also be released;

                  (vii) in respect of assets included in the Collateral with a fair value, as determined in good faith by the Board of Directors, of up to $2.0 million in any calendar year, subject to a cumulative carryover for any amount not used in any prior calendar year; or

                  (viii) pursuant to an amendment, waiver or supplement in accordance with Article 9 hereof.

                  Upon receipt of such Officers' Certificate, the Trustee shall, if at such time it is the Collateral Agent, or otherwise shall direct the Collateral Agent, to execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents and the Collateral Sharing Agreement.

                  (b) Except as otherwise provided in the Collateral Sharing Agreement, no Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the Officers' Certificate required by this Section 10.03 has been delivered to the Collateral Agent.

                  (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no

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                                                                              71

release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders, except as otherwise provided in the Collateral Sharing Agreement.

                  (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents, the Collateral Sharing Agreement and this Indenture. To the extent applicable, the Issuers will cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents, the Collateral Sharing Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Issuers except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

                  SECTION 10.04. Certificates and Opinions of Counsel. To the extent applicable, the Issuers will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents and the Collateral Sharing Agreement:

                  (a) all documents required by TIA Section 314(d); and

                  (b) an Opinion of Counsel, which may be rendered by internal counsel to the Issuers, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

                  The Trustee may, to the extent permitted by Sections 7.01 and
7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

                  SECTION 10.05. Certificates of the Trustee. In the event that the Issuers wish to release Collateral in accordance with the Security Documents at a time when the Trustee is not itself also the Collateral Agent and have delivered the certificates and documents required by the Security Documents and Sections 10.03 and 10.04 hereof, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 10.04(b), will deliver a certificate to the Collateral Agent setting forth such determination.

                  SECTION 10.06. Authorization of Actions to Be Taken by the Trustee Under the Security Documents and the Collateral Sharing Agreement. Subject to the provisions of Section 7.01 and 7.02 hereof and the Collateral Sharing Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, or direct, on behalf of the Holders, the Collateral Agent to take, all actions it deems necessary or appropriate in order to:

                  (a) enforce any of the terms of the Security Documents and the Collateral Sharing Agreement; and

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                                                                              72

                  (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Guarantors hereunder.

                  Subject to Section 3 of the Collateral Sharing Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                  SECTION 10.07. Authorization of Receipt and Distribution of Funds by the Trustee Under the Security Documents and the Collateral Sharing Agreement. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents and the Collateral Sharing Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                  SECTION 10.08. Termination of Security Interest. The Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens securing the Obligations pursuant to this Indenture and the Security Documents upon (1) payment in full of the principal of, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations under this Indenture, the Note Guarantees and the Security Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest and Additional Interest, if any, are paid, (2) a satisfaction and discharge of this Indenture as described in Article 8 or (3) a legal defeasance or covenant defeasance as described in
Article 8. Upon receipt of such instruction, the Trustee, if it is the Collateral Agent, shall, or, if it is not the Collateral Agent, shall request the Collateral Agent to, execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

                  SECTION 10.09. Trustee Serving as Collateral Agent; Amendments or Supplements to, or Replacements of, the Security Documents and the Collateral Agency Agreement. (a) If the Trustee shall become the Collateral Agent, it shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Collateral Sharing Agreement, neither the Trustee nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Trustee shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Trustee nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, negligence or bad faith.

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                                                                              73

                  (b) The Trustee, is authorized and directed to (i) if the Trustee shall become the Collateral Agent, enter into the Security Documents,
(ii) enter into the Collateral Sharing Agreement, (iii) bind the Holders on the terms as set forth in the Security Documents and the Collateral Sharing Agreement and (iv) perform and observe its obligations under the Security Documents and the Collateral Sharing Agreement.

                  (c) If at any time following the Discharge of Credit Agreement Obligations any Issuer or any Guarantor (i) incurs Indebtedness under any Credit Facility pursuant to Section 4.03(b)(i) and (ii) such Indebtedness constitutes Credit Agreement Obligations, the Issuers shall deliver to the Trustee an Officers' Certificate so stating and requesting the Trustee to enter into one or more amendments or supplements to, or replacements of, the Security Documents, as applicable, and the Collateral Sharing Agreement establishing and setting forth the respective rights of the holders of such Credit Agreement Obligations and the Holders in respect of their shared first priority Lien on the Collateral. Any such amendment, supplement or replacement of the Collateral Sharing Agreement shall include substantially the same terms as are set forth in the Collateral Sharing Agreement. The Trustee shall (and is hereby authorized and directed to) enter into such amendments or supplements to, or replacements of, the Collateral Sharing Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

                  SECTION 10.10. Designations. For purposes of the provisions hereof and the Collateral Sharing Agreement requiring the Issuers to designate Indebtedness for the purposes of the term "Credit Agreement Obligations", "First-Lien Credit Facilities" or any other such designations hereunder or any such similar designations under the Collateral Sharing Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Issuers by an Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof and the Collateral Sharing Agreement, the Issuers hereby designate the Credit Facilities provided pursuant to the Credit Agreement as a "First-Lien Credit Facility" and any obligations in respect of the Credit Agreement as "Credit Agreement Obligations".

                                   ARTICLE XI

                                Note Guarantees

                  SECTION 11.01. Note Guarantees. (a) Each Guarantor hereby jointly and severally irrevocably and unconditionally Guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuers under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, interest on or Additional Interest, if any, in respect of the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes, whether for fees, expenses, indemnification or otherwise (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

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                                                                              74

                  (b) Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof;
(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.03.

                  (c) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor's obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers' or such Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Guarantor.

                  (d) Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (e) Except as expressly set forth in Sections 8.01(b), 11.02,
11.03 and 11.07, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

                  (f) Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

                  (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay the Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

                  (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of any Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 11.01.

                  (i) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

                  (j) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 11.03. Releases of Note Guarantees. A Note Guarantee may be released without any action required on the part of the Trustee or any Holder as provided hereby. Whether prior to or after the Discharge of Credit Agreement Obligations, upon the request of the Issuers pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, a Note Guarantee may be released under any one of the following circumstances:

                  (a) (i) if the aggregate principal amount of all Credit Agreement Obligations outstanding, after giving effect to such release and any transactions related thereto, is equal to or exceeds the aggregate principal amount of the Notes then outstanding, the Collateral Agent releases the guarantee of the Credit Agreement Obligations made by such Guarantor, provided that such Guarantor does not remain a guarantor of the Senior Secured Notes due 2008 or the Senior Subordinated Notes; or (ii) if the aggregate principal amount of Credit Agreement Obligations outstanding is less than the aggregate principal amount of the Notes then outstanding, the Collateral Agent releases the guarantee of Credit Agreement Obligations made by such Guarantor; provided that (A) the release of the guarantee is not made as direct or indirect consideration for any prior, concurrent or contemplated repayment, prepayment, refinancing or reduction in commitments under the Credit Agreement Obligations and (B) such Guarantor does not remain a guarantor of the Senior Secured Notes due 2008 or the Senior Subordinated Notes;

                  (b) (i) if all of the capital stock of, or other equity interests in, or all or substantially all of the assets of such Guarantor is sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than any of the Issuers or Domestic Subsidiaries or (ii) if such Guarantor ceases to be a Restricted Subsidiary, and the Issuers otherwise comply, to the extent applicable, with Sections 4.06 and 5.01;

                  (c) if the Issuers designate such Guarantor as an Unrestricted Subsidiary; or

                  (d) upon the Issuers' request, if the fair market value of the assets of the applicable Guarantor (as determined in good faith by the Board of Directors of the Company), together with the fair market value of the assets of other Guarantors whose Note Guarantee was released in the same calendar year, do not exceed $2.0 million (subject to cumulative carryover for amounts not used in any prior calendar year).

                  Upon delivery by the Issuers to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such release was made by the Issuers in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

                  Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                  SECTION 11.04. Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 11.05. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

                  SECTION 11.06. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 11.07. Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuers shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Note Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

                  SECTION 11.08. Non-Impairment. The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

                                  ARTICLE XII

                                 Miscellaneous

                  SECTION 12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, TIA Sections 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

                  SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Issuers:

                           c/o ON Semiconductor Corporation
                           5005 E. McDowell Road
                           Phoenix, AZ 85008

                           Attention of: President
                           with a copy to:

                           ON Semiconductor Corporation
                           5005 E. McDowell Road
                           Phoenix, AZ 85008

                           Attention of: General Counsel

                           if to the Trustee:

                           Wells Fargo Bank Minnesota, National Association Corporate Trust Services
                           213 Court Street, Suite 703
                           Middletown, CT 06457

                           Attention of: Corporate Trust Services

                  The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture (other than a request to authenticate the Initial Notes in accordance with this Indenture), the Issuers shall furnish to the Trustee:

                  (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

                  SECTION 12.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, Notes that are to be acquired by the Issuers, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

                  SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE

APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee, stockholder or member, as such, of the Issuers or any of the Guarantors, shall not have any liability for any obligations of the Issuers or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

                  SECTION 12.11. Successors. All agreements of each of the Issuers and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. Table of Contents; Headings. The table of contents, crossreference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                           ON SEMICONDUCTOR CORPORATION,
                           SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,
                           SCG (MALAYSIA SMP) HOLDING CORPORATION,
                           SCG (CZECH) HOLDING CORPORATION,
                           SCG (CHINA) HOLDING CORPORATION,
                           SEMICONDUCTOR COMPONENTS INDUSTRIES
                              PUERTO RICO, INC.
                           SCG INTERNATIONAL DEVELOPMENT LLC
                           SEMICONDUCTOR COMPONENTS INDUSTRIES
                              OF RHODE ISLAND, INC.
                           SEMICONDUCTOR COMPONENTS INDUSTRIES
                              INTERNATIONAL OF RHODE ISLAND, INC.

                           by /s/ John T. Kurtzweil
                              -----------------------------
                              Name: John T. Kurtzweil
                              Title: Chief Financial Officer

                           WELLS FARGO BANK MINNESOTA,
                           NATIONAL ASSOCIATION,
                           as Trustee

                           by /s/ Joseph P. O'Donnell
                              ------------------------------
                              Name: Joseph P. O'Donnell
                              Title: Corporate Trust Officer

                                                                      APPENDIX A

                     PROVISIONS RELATING TO ORIGINAL NOTES,
                    ADDITIONAL NOTES, PRIVATE EXCHANGE NOTES
                               AND EXCHANGE NOTES

         1. Definitions

         1.1 Definitions

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

                  "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "Clearstream" means Clearstream Banking, S.A., or any successor securities clearing agency.

                  "Definitive Note" means a certificated Initial Note, Private Exchange Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

                  "Exchange Offer" means an offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for their Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                  "Global Notes Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

                  "Initial Purchasers" means Salomon Smith Barney Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

                  "Notes Custodian" means the custodian with respect to a Global Note (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                  "Private Exchange" means an offer by the Issuers, pursuant to a Registration Rights Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Notes held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Notes.

                  "Private Exchange Notes" means the Notes of the Issuers issued in exchange for Initial Notes pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Rights Agreement.

                  "Purchase Agreement" means (a) the Purchase Agreement dated February 26, 2003, among the Issuers, the Guarantors and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Notes.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Rights Agreement" means (a) the Registration Rights Agreement dated March 3, 2003, among the Issuers, the Guarantors and the Initial Purchasers and (b) any other similar Registration Rights Agreement relating to Additional Notes.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Notes" means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

                  "Restricted Period", with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (b) the Issue Date with respect to such Notes, which commencement date shall be notified by the Issuers to the Trustee.

                  "Restricted Notes Legend" means the legend set forth in
Section 2.3(e)(i) herein.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Notes" means all Initial Notes offered and sold to QIBs in reliance on Rule 144A.

                  "Securities Act" means the Securities Act of 1933.

                  "Shelf Registration Statement" means a registration statement filed by the Issuers in connection with the offer and sale of Initial Notes pursuant to a Registration Rights Agreement.

                  "Transfer Restricted Notes" means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

         1.2 Other Definitions

       Term:                                                Defined in Section:
       ----                                                 -------------------
"Agent Members"..........................................          2.1(c)
"Global Note"............................................          2.1(b)
"Regulation S Global Note"...............................          2.1(b)
"Rule 144A Global Note"..................................          2.1(b)

         2. The Notes

         2.1 Form and Dating

                  (a) The Original Notes issued on the date hereof are being (i) offered and sold by the Issuers pursuant to a Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation
S. Such Original Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S. Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

                  (b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form (collectively, the "Rule 144A Global Note") and Regulation S Notes shall be issued initially in the form of one or more global Notes (collectively, the "Regulation S Global Note"), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture. Beneficial ownership interests in the Regulation S Global Note shall not be exchangeable for interests in the Rule 144A Global Note or any other Note without a Restricted Notes Legend until the expiration of the Restricted Period. The Rule 144A Global Note and the Regulation S Global Note are each referred to herein as a "Global Note" and are collectively referred to herein as "Global Notes"; provided that the term "Global Note" when used in Sections 2.1(b), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 of this Appendix shall also include any Note in global form issued in connection with an Exchange Offer or Private Exchange. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

                  (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

                  The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 of this Appendix and pursuant to an order of the Issuers signed by two Officers of each Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Notes Custodian.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Notes Custodian or under such Global Note, and the Depositary may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                  (d) Definitive Notes. Except as provided in Section 2.3 or 2.4 of this Appendix, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

         2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by two Officers of each Issuer (a) Original Notes for original issue on the date hereof in an aggregate principal amount of $200,000,000, (b) subject to the terms of this Indenture, Additional Notes in an unlimited aggregate principal amount and (c) the (i) Exchange Notes for issue only in an Exchange Offer and (ii) Private Exchange Notes for issue only in a Private Exchange, in the case of each of (i) and (ii) pursuant to a Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Original Notes, Additional Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time is unlimited.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

                  (i) to register the transfer of such Definitive Notes; or

                  (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Notes, are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Notes are being delivered to
                  the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Note); or

                           (B) if such Definitive Notes are being transferred to
                  the Issuers, a certification to that effect (in the form set forth on the reverse side of the Initial Note); or

                           (C) if such Definitive Notes are being transferred
                  pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Note) and (y) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i) of this Appendix.

                  (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Note) that such Definitive Note is being transferred (1) to a QIB in accordance with Rule 144A or (2) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.4 of this Appendix, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Notes from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream.

                  (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

                  (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4 of this Appendix), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iv) In the event that a Global Note is exchanged for Definitive Notes pursuant to Section 2.4 of this Appendix prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

                  (d) Restrictions on Transfer of Regulation S Global Note. (i) Prior to the expiration of the Restricted Period, interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only
(1) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (2) in an offshore transaction in accordance with Regulation S, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Rule 144A Global Note shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Note to the effect that such transfer is being made to a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A. Such written certification shall no longer be required after the expiration of the Restricted Period.

                  (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

                  (e) Legend.

                  (i) Except as permitted by the following paragraphs (ii),
         (iii) or (iv), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

         "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A
         TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904

         UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

                  (iii) After a transfer of any Original or Additional Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Original or Additional Notes or Private Exchange Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Original or Additional Notes or such Private Exchange Notes shall cease to apply and the requirements that any such Original or Additional Notes or such Private Exchange Notes be issued in global form shall continue to apply.

                  (iv) Upon the consummation of an Exchange Offer with respect to the Original or Additional Notes pursuant to which Holders of such Original or Additional Notes are offered Exchange Notes in exchange for their Original or Additional Notes, all requirements pertaining to Original or Additional Notes that Original or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Original or Additional Notes in such Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Original or Additional Notes pursuant to which Holders of such Original or Additional Notes are offered Private Exchange Notes in exchange for their Original or Additional Notes, all requirements pertaining to such Original or Additional Notes that Original or Additional Notes be issued in global form shall continue to apply, and Private Exchange Notes in global form with the Restricted Notes Legend shall be available to Holders that exchange such Original or Additional Notes in such Private Exchange.

                  (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

                  (vii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

                  (f) Cancelation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

                  (g) Obligations with Respect to Transfers and Exchanges of Notes.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

                  (iii) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

                  (iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  (h) No Obligation of the Trustee.

                  (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         2.4 Definitive Notes

                  (a) A Global Note deposited with the Depositary or with the Trustee as Notes Custodian pursuant to Section 2.1 of this Appendix A or issued in connection with an Exchange Offer or Private Exchange shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and (i) the Depositary notifies the Issuers that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Issuers within 90 days of such notice or after the Issuers become aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of certificated Notes under this Indenture.

                  (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Note in the form of a Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(e) above, bear the Restricted Notes Legend.

                  (c) Subject to the provisions of Section 2.4(b) above, the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

                                                                       EXHIBIT A

            [FORM OF FACE OF INITIAL NOTE AND PRIVATE EXCHANGE NOTE]

                            [Definitive Notes Legend]

                  FOR PURPOSES OF SECTIONS 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $954.67 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $45.33, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. THE ISSUE DATE OF THIS SECURITY IS MARCH 3, 2003. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 13.0% PER ANNUM.

                              [Global Notes Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO
TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER

OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No.________                                                         $___________

                        12% Senior Secured Note due 2010

                                                                CUSIP No. ______
                                                                   ISIN No._____

                  ON Semiconductor Corporation, a Delaware corporation, and Semiconductor Components Industries, LLC, a Delaware limited liability company, promise to pay to [Cede & Co.], or registered assigns, the principal sum
[of           Dollars] [listed on the Schedule of Increases or Decreases in
Global Note attached hereto](1) on March 15, 2010.

                  Interest Payment Dates: March 15 and September 15.

                  Record Dates: March 1 and September 1.

------------------
(1) Use the Schedule of Increases and Decreases language if Note is in Global Form.

                  Additional provisions of this Note are set forth on the other side of this Note.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                    ON SEMICONDUCTOR CORPORATION,

                                    by
                                       _______________________________
                                       Name:
                                       Title:

                                    SEMICONDUCTOR COMPONENTS
                                    INDUSTRIES, LLC,

                                    by
                                       ________________________________
                                       Name:
                                       Title:

Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,

         as Trustee, certifies
         that this is one of
         the Notes referred
         to in the Indenture.

by _________________________
   Authorized Signatory

------------------
*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

[FORM OF REVERSE SIDE OF INITIAL NOTE AND PRIVATE EXCHANGE NOTE]

                        12% Senior Secured Note due 2010

1. Interest

                  (a) ON Semiconductor Corporation, a Delaware corporation (the "Company"), and Semiconductor Components Industries, LLC ("SCI LLC" and together with the Company, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuers shall pay interest semiannually on March 15 and September 15 of each year, commencing on September 15, 2003. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 3, 2003 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  (b) Additional Interest. The Holder of this Note is entitled to the benefits of a Registration Rights Agreement, dated as of March 3, 2003, among the Issuers, SCG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc., SCG International Development LLC, Semiconductor Components Industries of Rhode Island, Inc. and Semiconductor Components Industries International of Rhode Island, Inc. (collectively, the "Guarantors") and the Initial Purchasers named therein (the "Registration Rights Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Rights Agreement. The Registration Rights Agreement shall provide that (i) if the Issuers or the Guarantors fail to file an Exchange Offer Registration Statement with the Commission on or prior to 120 days after the Issue Date; (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission within 270 days after the Issue Date; (iii) if the Exchange Offer is not consummated within 300 days after the Issue Date; (iv) if obligated to file the Shelf Registration Statement and the Issuers and the Guarantors fail to file the same on or prior to 60 days after such filing obligation arises or the Shelf Registration Statement is not declared effective on or prior to 270 days after the Issue Date, or (v) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective within 270 days after the Issue Date (or in the case of a Shelf Registration Statement to be filed in response to any change in law or applicable interpretations thereof, within 60 days after the publication of the change in law or interpretation) but shall thereafter cease to be effective (at any time that the Issuers and the Guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 30 days by an additional Registration Statement filed and declared effective (each such event referred to in clauses (i) through (v), a "Registration Default"), the Issuers and the Guarantors will be obligated to pay to each Holder of Transfer Restricted Notes affected thereby additional interest ("Additional Interest") at a rate of 0.50% per annum (the "Additional Interest Rate") for the first 90-day period immediately following the occurrence of such Registration Default. The Additional Interest Rate shall increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum Additional Interest Rate of 2.0% per annum. Any amounts of Additional Interest due will be payable in cash on the regular interest payment dates with respect to the Notes. Each obligation to pay Additional Interest rate shall be deemed to commence accruing on the date of the applicable Registration Default and to cease accruing when all Registration Defaults have been cured.

                  The Trustee shall have no responsibility with respect to the determination of the amount of any such Additional Interest. For purposes of the foregoing, "Transfer Restricted Notes" means (i) each Initial Note until the date on which such Initial Note has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Exchange Offer,
(ii) each Initial Note following the exchange by a broker-dealer in an Exchange Offer until the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) each Initial Note or Private Exchange Note until the date on which such Initial Note or Private Exchange Note has been effectively registered under the Securities Act and is eligible to be disposed of in accordance with a Shelf Registration Statement or (iv) each Initial Note or Private Exchange Note until the date on which such Initial Note or Private Exchange Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2. Method of Payment

                  The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium and interest, including Additional Interest, if any, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest, including Additional Interest, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest, including Additional Interest, if any) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

                  Initially, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

                  The Issuers issued the Notes under an Indenture dated as of March 3, 2003 (the "Indenture"), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Notes are senior secured obligations of the Issuers. This
Note is one of the [Original] [Additional] [Private Exchange] Notes referred to in the Indenture. The Notes include the Original Notes, the Additional Notes and any Exchange Notes and Private Exchange Notes issued in exchange for Initial Notes pursuant to the Indenture. The Original Notes, the Additional Notes and any Exchange Notes and Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset dispositions. The Indenture also imposes limitations on the ability of the Issuers and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Issuers.

                  To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

                  The Notes, the Note Guarantees and all other Obligations of the Issuers and the Guarantors are secured on a first-priority basis by the Liens created by the Security Documents pursuant to, and subject to the terms of, the Indenture and the Collateral Sharing Agreement, and such Liens are equal and ratable with any and all Liens at any time granted to secure Credit Agreement Obligations.

5. Optional Redemption

                  Except as provided in paragraph 5 hereof, the Notes shall not be redeemable at the option of the Issuers prior to March 15, 2007. On or after such date, the Notes shall be redeemable at the option of the Issuers, in whole or in part, on one or more occasions, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, including Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                                         REDEMPTION
YEAR                                       PRICE
----                                     --------
2007                                       106.0%
2008                                       103.0%
2009 and thereafter                        100.0%

                  In addition, on or prior to March 15, 2006, the Issuers may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) at a redemption price equal to 112% of the principal amount thereof, plus accrued and unpaid interest, including Additional Interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) with the Net Cash Proceeds of one or more Equity Offerings by the Company; provided, however, that after giving effect to any such redemption, (a) at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding and (b) such redemption is made within 90 days of the date of closing of the applicable Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

                  At any time on or prior to March 15, 2007, the Notes may also be redeemed as a whole at the option of the Issuers upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice but in no event more than 90 days after the occurrence of such Change of Control, mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, including Additional Interest, if any, to the date of the redemption (the "Change of Control Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the Holders of record at the close of business on the relevant record dates.

                  "Applicable Premium" means, with respect to the Notes at any Change of Control Redemption Date, the greater of:

                  (a) 1.0% of the principal amount of such Notes; and

                  (b) the excess of

                           (i) the present value at such time of (A) the redemption price of such Notes at March 15, 2007, plus (B) all accrued and unpaid interest required to be paid on such Notes from the date of redemption through March 15, 2007, computed using a discount rate equal to the Treasury Rate plus 0.5% per annum, over

                           (ii) the principal amount of such Notes.

                  The Trustee shall have no responsibility with respect to the determination of the Applicable Premium.

                  "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) closest to the period from the Change of Control Redemption Date to March 15, 2007; provided, however, that if the period from the Change of Control Redemption Date to March 15, 2007 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to March 15, 2007 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

6. Sinking Fund

                  The Notes are not subject to any sinking fund.

7. Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest, including Additional Interest, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Repurchase of Notes at the Option of Holders upon Change of Control

                  Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

                  In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Notes upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

                  Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12. Discharge and Defeasance

                  Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Supplement and Waiver

                  Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Notes, the Note Guarantees, the Collateral Sharing Agreement or the Security Documents may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Security Documents (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (iv) to add additional Note Guarantees with respect to the Notes; (v) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers; (vi) to make any change that does not adversely affect the rights of any Holder; (vii) to provide for the issuance of the Exchange Notes, Private Exchange Notes or Additional Notes, which shall have terms substantially identical in all material respects to the Original Notes

(except that the transfer restrictions contained in the Original Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Original Notes, as a single issue of securities; (viii) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; (ix) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Security Documents; or (x) prior to the Discharge of Credit Agreement Obligations, to give effect to any amendment, waiver or consent in respect of any Security Document or the Collateral Sharing Agreement that does not materially affect the rights of the Holders.

14. Defaults and Remedies

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or SCI LLC) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or SCI LLC occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Issuers

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

                  A director, officer, employee, stockholder or member, as such, of the Issuers or any of the Guarantors, shall not have any liability for any obligations of the Issuers or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

17. Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. Governing Law

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers

                  The Issuers may have caused CUSIP and ISIN numbers to be printed on the Notes and directed the Trustee to use such CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Designated Senior Indebtedness

                  For purposes of the indenture that governs the Senior Subordinated Notes, the Notes shall constitute Designated Senior Indebtedness (as such term is defined in such indenture).

                  THE ISSUERS WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint             agent to transfer this Note on the books of
the Issuers. The agent may substitute another to act for him.

_________________________________________________________________

Date: ________________ Your Signature: _____________________

___________________________________________________________________________
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

          CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
                           TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

[ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)      [ ]      to the Registrar for registration in the name of the
                  Holder, without transfer; or

         (2)      [ ]      pursuant to an effective registration statement under
                  the Securities Act of 1933; or

         (3)      [ ]      inside the United States to a "qualified
                  institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)      [ ]      outside the United States in an offshore transaction
                  within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

         (5)      [ ]      pursuant to another available exemption from
                  registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                            ____________________________
                                            Your Signature

Signature Guarantee:

Date:_______________________         ___________________________________
Signature must be guaranteed         Signature of Signature Guarantee
by a participant in a
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

             TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_____________________          _____________________________
                                     NOTICE: To be executed by
                                     an executive officer

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

         The initial principal amount of this Global Note is $[    ]. The
following increases or decreases in this Global Note have been made:

              Amount of decrease in          Amount of increase in         Principal Amount of this       Signature of authorized
 Date of    Principal amount of this       Principal Amount of this       Global Note following such     signatory of Trustee or
Exchange        Global Note                    Global Note                   decrease or increase            Notes Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                           IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY
THE ISSUERS PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                   ASSET DISPOSITION [ ] CHANGE OF CONTROL [ ]

                           IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE
PURCHASED BY THE ISSUERS PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________ YOUR SIGNATURE: ___________________________
(SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE OF THE NOTE)

SIGNATURE GUARANTEE:__________________________________________________
                    SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT
                    IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION
                    PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE
                    TO THE TRUSTEE

                                                                       EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE]

                           [Definitive Notes Legend]

                  FOR PURPOSES OF SECTIONS 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $954.67 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $45.33, IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. THE ISSUE DATE OF THIS SECURITY IS MARCH 3, 2003. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 13.0% PER ANNUM.

                              [Global Notes Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No.________                                                          $__________

                        12% Senior Secured Note due 2010
                                                                CUSIP No. ______
                                                                   ISIN No._____

                  ON Semiconductor Corporation, a Delaware corporation, and Semiconductor Components Industries, LLC, a Delaware limited liability company, promise to pay to [Cede & Co.], or registered assigns, the principal sum
[of           Dollars] [listed on the Schedule of Increases or Decreases in
Global Note attached hereto](2) on March 15, 2010.

                  Interest Payment Dates: March 15 and September 15.

                  Record Dates: March 1 and September 1.

------------------
(2) Use the Schedule of Increases and Decreases language if Note is in Global Form.

                  Additional provisions of this Note are set forth on the other side of this Note.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                     ON SEMICONDUCTOR CORPORATION,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     SEMICONDUCTOR COMPONENTS
                                     INDUSTRIES, LLC,

                                     by
                                       ______________________________________
                                       Name:
                                       Title:

Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,

         as Trustee, certifies
         that this is one of
         the Notes referred
         to in the Indenture.

         by
           _____________________________
           Authorized Signatory

------------------
*/ If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned "TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE".

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                        12% Senior Secured Note due 2010

1. Interest

                  ON Semiconductor Corporation, a Delaware corporation (the "Company"), and Semiconductor Components Industries, LLC ("SCI LLC" and together with the Company, and their successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Note at the rate per annum shown above. The Issuers shall pay interest semiannually on March 15 and September 15 of each year, commencing on September 15, 2003. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from March 3, 2003 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment

                  The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuers shall pay principal, premium and interest, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuers will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

                  Initially, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

                  The Issuers issued the Notes under an Indenture dated as of March 3, 2003 (the "Indenture"), among the Issuers, SCG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc., SCG International Development LLC, Semiconductor Components Industries of Rhode Island, Inc. and Semiconductor Components Industries International of Rhode Island, Inc. (collectively, the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Notes are senior secured obligations of the Issuers. This
Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Original Notes, the Additional Notes and any Exchange Notes and Private Exchange Notes issued in exchange for Initial Notes pursuant to the Indenture. The Original Notes, the Additional Notes and any Exchange Notes and Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset dispositions. The Indenture also imposes limitations on the ability of the Issuers and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Issuers.

                  To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

                  The Notes, the Note Guarantees and all other Obligations of the Issuers and the Guarantors are secured on a first-priority basis by the Liens created by the Security Documents pursuant to, and subject to the terms of, the Indenture and the Collateral Sharing Agreement, and such Liens are equal and ratable with any and all Liens at any time granted to secure Credit Agreement Obligations.

5. Optional Redemption

                  Except as provided in paragraph 5 hereof, the Notes shall not be redeemable at the option of the Issuers prior to March 15, 2007. On or after such date, the Notes shall be redeemable at the option of the Issuers, in whole or in part, on one or more occasions, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest, including Additional Interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

                        REDEMPTION
YEAR                      PRICE
----                      -----
2007                      106.0%
2008                      103.0%
2009 and thereafter       100.0%

                  In addition, on or prior to March 15, 2006, the Issuers may, on one or more occasions, redeem up to a maximum of 35% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) at a redemption price equal to 112% of the principal amount thereof, plus accrued and unpaid interest, including Additional Interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) with the Net Cash Proceeds of one or more Equity Offerings by the Company; provided, however, that after giving effect to any such redemption, (a) at least 65% of the original aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding and (b) such redemption is made within 90 days of the date of closing of the applicable Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

                  At any time on or prior to March 15, 2007, the Notes may also be redeemed as a whole at the option of the Issuers upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice but in no event more than 90 days after the occurrence of such Change of Control, mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, including Additional Interest, if any, to the date of the redemption (the "Change of Control Redemption Date"), except that installments of interest which are due and payable on dates falling on or prior to the applicable redemption date will be payable to the persons who were the Holders of record at the close of business on the relevant record dates.

                  "Applicable Premium" means, with respect to the Notes at any Change of Control Redemption Date, the greater of:

                  (a) 1.0% of the principal amount of such Notes; and

                  (b) the excess of

                           (i) the present value at such time of (A) the redemption price of such Notes at March 15, 2007, plus (B) all accrued and unpaid interest required to be paid on such Notes from the date of redemption through March 15,

                           2007, computed using a discount rate equal to the Treasury Rate plus 0.5% per annum, over

                           (ii) the principal amount of such Notes.

                  The Trustee shall have no responsibility with respect to the determination of the Applicable Premium.

                  "Treasury Rate" means the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Release H.15 (519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) closest to the period from the Change of Control Redemption Date to March 15, 2007; provided, however, that if the period from the Change of Control Redemption Date to March 15, 2007 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of one year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that, if the period from the Change of Control Redemption Date to March 15, 2007 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year shall be used.

6. Sinking Fund

                  The Notes are not subject to any sinking fund.

7. Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest, including Additional Interest, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Repurchase of Notes at the Option of Holders upon Change of Control

                  Upon a Change of Control, any Holder of Notes will have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

                  In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Notes upon the occurrence of certain events.

9. Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

                  Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12. Discharge and Defeasance

                  Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Supplement and Waiver

                  Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Notes, the Note Guarantees, the Collateral Sharing Agreement or the Security Documents may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuers and the Trustee may amend or supplement the Indenture, the Notes, the Note Guarantees or the Security Documents (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (iv) to add additional

Note Guarantees with respect to the Notes; (v) to add to the covenants of the Issuers for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuers; (vi) to make any change that does not adversely affect the rights of any Holder; (vii) to provide for the issuance of the Exchange Notes, Private Exchange Notes or Additional Notes, which shall have terms substantially identical in all material respects to the Original Notes (except that the transfer restrictions contained in the Original Notes shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Original Notes, as a single issue of securities; (viii) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; (ix) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Security Documents; or (x) prior to the Discharge of Credit Agreement Obligations, to give effect to any amendment, waiver or consent in respect of any Security Document or the Collateral Sharing Agreement that does not materially affect the rights of the Holders.

14. Defaults and Remedies

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or SCI LLC) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or SCI LLC occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Issuers

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

                  A director, officer, employee, stockholder or member, as such, of the Issuers or any of the Guarantors, shall not have any liability for any obligations of the Issuers or any of the Guarantors under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

17. Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. Governing Law

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20. CUSIP and ISIN Numbers

                  The Issuers may have caused CUSIP and ISIN numbers to be printed on the Notes and directed the Trustee to use such CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21. Designated Senior Indebtedness

                  For purposes of the indenture that governs the Senior Subordinated Notes, the Notes shall constitute Designated Senior Indebtedness (as such term is defined in such indenture).

                  THE ISSUERS WILL FURNISH TO ANY HOLDER OF NOTES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint              agent to transfer this Note on the books of
the Issuers. The agent may substitute another to act for him.

________________________________________________________________

Date: ________________ Your Signature: _____________________

_______________________________________________________________
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The initial principal amount of this Global Note is $[ ]. The following increases or decreases in this Global Note have been made:

               Amount of decrease in          Amount of increase in          Principal Amount of this    Signature of authorized
 Date of     Principal amount of this       Principal Amount of this       Global Note following such    signatory of Trustee or
Exchange          Global Note                     Global Note                  decrease or increase          Notes Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS NOTE PURCHASED BY THE ISSUERS PURSUANT TO SECTION 4.06 (ASSET DISPOSITION) OR 4.08 (CHANGE OF CONTROL) OF THE INDENTURE, CHECK THE BOX:

                   ASSET DISPOSITION [ ] CHANGE OF CONTROL [ ]

                           IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS NOTE
PURCHASED BY THE ISSUERS PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT ($1,000 OR AN INTEGRAL MULTIPLE THEREOF):

$

DATE: __________________    YOUR SIGNATURE: __________________
(SIGN EXACTLY AS YOUR NAME APPEARS
ON THE OTHER SIDE OF THE NOTE)

SIGNATURE GUARANTEE:_______________________________________________________
SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO
THE TRUSTEE.

                                                                       EXHIBIT C

                         FORM OF SUPPLEMENTAL INDENTURE

                                    SUPPLEMENTAL INDENTURE (this "Supplemental
                           Indenture") dated as of         , among [GUARANTOR]
                           (the "New Guarantor"), a subsidiary of ON
                           Semiconductor Corporation, a Delaware corporation (the "Company"), the Company, Semiconductor Components Industries, LLC ("SCI LLC" and, together with the Company and their successors and assigns, the "Issuers") (or their successors), SCG (Malaysia
                           SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc., SCG International Development LLC, Semiconductor Components Industries of Rhode Island, Inc., Semiconductor Components Industries International of Rhode Island, Inc. and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

                  WHEREAS the Issuers and SCG (Malaysia SMP) Holding Corporation, SCG (Czech) Holding Corporation, SCG (China) Holding Corporation, Semiconductor Components Industries Puerto Rico, Inc., SCG International Development LLC, Semiconductor Components Industries of Rhode Island, Inc. and Semiconductor Components Industries International of Rhode Island, Inc. (collectively, the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of March 3, 2003, providing for the issuance of an unlimited aggregate principal amount of 12% Senior Secured Notes due 2010 (the "Notes");

                  WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Issuers are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuers' obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein; and

                  WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                  1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Issuers' obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

                  2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

                  3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                  5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                     [NEW GUARANTOR],

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     ON SEMICONDUCTOR CORPORATION,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     SEMICONDUCTOR COMPONENTS INDUSTRIES
                                     LLC,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     SCG (MALAYSIA SMP) HOLDING CORPORATION,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     SCG (CZECH) HOLDING CORPORATION,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     SCG (CHINA) HOLDING CORPORATION,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     SEMICONDUCTOR COMPONENTS INDUSTRIES
                                     PUERTO RICO, INC.,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     SCG INTERNATIONAL DEVELOPMENT LLC,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     SEMICONDUCTOR COMPONENTS INDUSTRIES OF
                                     RHODE ISLAND, INC.,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     SEMICONDUCTOR COMPONENTS INDUSTRIES
                                     INTERNATIONAL OF RHODE ISLAND, INC.,

                                     by
                                       _______________________________________
                                       Name:
                                       Title:

                                     WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION, as Trustee,

                                     by
                                       _______________________________________
                                       Name:
                                       Title: